Exhibit 10.3

EXECUTION VERSION

COLLABORATION, OPTION
AND
LICENSE AGREEMENT
by and between
EXICURE, INC.
and
IPSEN BIOPHARM LIMITED
dated
July 30, 2021

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

Page

ARTICLE 1 DEFINITIONS    1
ARTICLE 2 R&D TERM RESEARCH AND DEVELOPMENT    14
2.1GOALS    14
2.2R&D TERM PLANS; PERFORMANCE    14
2.3OBLIGATIONS UNDER THE R&D TERM PLANS    15
2.4R&D TERM RESEARCH AND DEVELOPMENT COSTS.    16
2.5SUBCONTRACTORS FOR THE R&D TERM PLANS    17
ARTICLE 3 OPTION GRANT; OPTION DATA PACKAGES; OPTION EXERCISE    17
3.1FIRST OPTION GRANT    17
3.2FIRST OPTION DATA PACKAGE    17
3.3FIRST OPTION EXERCISE    17
3.4SECOND OPTION GRANT    17
3.5SECOND OPTION DATA PACKAGE    17
3.6SECOND OPTION EXERCISE    18
3.7EARLY SECOND OPTION EXERCISE    18
3.8GOVERNMENT APPROVALS.    18
3.9ASSISTANCE    19
ARTICLE 4 R&D TERM GOVERNANCE    19
4.1ALLIANCE MANAGER    19
4.2JOINT STEERING COMMITTEE.    19
4.3RESOLUTION OF JSC DISPUTES.    20
4.4LIMITATION OF JSC AUTHORITY    21
4.5DISCONTINUATION OF THE JSC    21
ARTICLE 5 DEVELOPMENT AND COMMERCIALIZATION    21
5.1DEVELOPMENT    21
5.2REGULATORY RESPONSIBILITIES.    21
5.3REGULATORY INFORMATION SHARING    22
5.4COMMERCIALIZATION    22
5.5DILIGENCE    22
5.6EXICURE COOPERATION    23
5.7UPDATE MEETINGS    23

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[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

(continued)
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5.8REPORTS BY IPSEN    23
ARTICLE 6 MANUFACTURE AND SUPPLY    23
6.1EXICURE MANUFACTURE AND SUPPLY    23
6.2[***]    23
ARTICLE 7 LICENSES AND EXCLUSIVITY    24
7.1LICENSES TO IPSEN UPON EXERCISE OF THE OPTION    24
7.2EXICURE RETAINED RIGHTS; LICENSES TO EXICURE.    24
7.3SUBLICENSING.    24
7.4NO IMPLIED LICENSES    25
7.5TECHNOLOGY TRANSFER    25
7.6EXCLUSIVITY    25
ARTICLE 8 FINANCIALS    26
8.1UPFRONT PAYMENT    26
8.2PREPARATION COSTS AND OPTION FEE    26
8.3DEVELOPMENT MILESTONE PAYMENTS    27
8.4COMMERCIAL MILESTONE PAYMENTS.    28
8.5ROYALTIES.    29
8.6TAXES    31
8.7CHANGE IN ACCOUNTING PERIODS    32
ARTICLE 9 INTELLECTUAL PROPERTY    32
9.1OWNERSHIP OF IP.    32
9.2PROSECUTION, MAINTENANCE & ENFORCEMENT    33
9.3DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS    34
9.4ENFORCEMENT.    34
9.5TRADEMARKS    35
9.6PATENT EXTENSIONS; ORANGE BOOK LISTINGS; PATENT
CERTIFICATIONS    35
ARTICLE 10 REPRESENTATIONS, WARRANTIES AND COVENANTS    36
10.1MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS    36
10.2REPRESENTATIONS, WARRANTIES AND COVENANTS BY EXICURE    36
10.3NO OTHER REPRESENTATIONS OR WARRANTIES    37
ARTICLE 11 INDEMNIFICATION    38
11.1INDEMNIFICATION BY EXICURE    38
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[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

(continued)
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11.2INDEMNIFICATION BY IPSEN    38
11.3INDEMNIFICATION PROCEDURES    38
11.4LIMITATION OF LIABILITY    39
11.5INSURANCE    39
ARTICLE 12 CONFIDENTIALITY    39
12.1CONFIDENTIALITY; EXCEPTIONS    39
12.2AUTHORIZED DISCLOSURE    40
12.3PRIOR AGREEMENT    41
12.4PUBLICATIONS    41
12.5ATTORNEY-CLIENT PRIVILEGE    41
ARTICLE 13 TERM AND TERMINATION    41
13.1TERM    41
13.2TERMINATION BY IPSEN    41
13.3TERMINATION FOR BREACH OR INSOLVENCY    41
13.4TERMINATION FOR PATENT CHALLENGE    42
13.5EFFECTS OF TERMINATION    43
13.6OTHER REMEDIES    45
13.7RIGHTS IN BANKRUPTCY    45
13.8SURVIVAL    45
ARTICLE 14 DISPUTE RESOLUTION    46
14.1DISPUTE RESOLUTION    46
14.2INJUNCTIVE RELIEF; REMEDY FOR BREACH OF EXCLUSIVITY    47
14.3PATENT AND TRADEMARK DISPUTES    47
ARTICLE 15 MISCELLANEOUS    47
15.1ENTIRE AGREEMENT; AMENDMENT    47
15.2FORCE MAJEURE    48
15.3NOTICES    48
15.4NO STRICT CONSTRUCTION; HEADINGS    49
15.5INTERPRETATION    49
15.6ASSIGNMENT    49
15.7PERFORMANCE BY AFFILIATES    49
15.8FURTHER ACTIONS    49
-iii-
[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

(continued)
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15.9SEVERABILITY    49
15.10WAIVER AND NON-EXCLUSION OF REMEDIES    49
15.11INDEPENDENT CONTRACTORS    50
15.12ENGLISH LANGUAGE    50
15.13COUNTERPARTS    50
15.14CHOICE OF LAW    50
-iv-
[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

COLLABORATION, OPTION AND LICENSE AGREEMENT

THIS COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of July 30, 2021 (the “Effective Date”) by and between EXICURE, INC., a corporation organized and existing under the laws of Delaware and having a principal place of business at 2430 N. Halsted Street, Chicago, IL 60614, United States (“Exicure”), and IPSEN BIOPHARM LIMITED, a company organized under the laws of England, located at Ash Road, Wrexham Industrial Estate, Wrexham LL13 9UF, United Kingdom (“Ipsen”). Exicure and Ipsen are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Exicure owns or otherwise Controls certain materials, patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to spherical nucleic acids (such spherical nucleic acids, together with any modifications or derivatives thereof, “SNAs”).

Ipsen is a global biopharmaceutical company that conducts research, development, manufacturing and commercialization of branded biopharmaceutical products.

Exicure and Ipsen desire to collaborate together to research and develop SNAs in accordance with the terms and conditions set forth herein.

The purpose of this Agreement is for Exicure to grant to Ipsen, and for Ipsen to receive from Exicure, on a Program-by-Program basis, exclusive options to obtain exclusive and non-exclusive licenses to [***].

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1 DEFINITIONS
As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, will have the meanings set forth in this Article 1.

1.1.“Accounting Standards” means United States GAAP or International Financial Reporting Standards (“IFRS”), as applicable, which principles or standards are currently used at the relevant time and consistently applied by the applicable Party. All accounting terms used herein with respect to Ipsen that are not specifically defined herein should be determined in accordance with IFRS accounting principles, as consistently applied by Ipsen.

1.2.“Affiliate” means, with respect to a particular Person, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of [***] of the voting stock or other equity interests of such Person, or by contract or otherwise.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

1.3.“Agreement” has the meaning set forth in the preamble to this Agreement.

1.4.“Alliance Manager” has the meaning set forth in Section 4.1.

1.5.“ANDA” means an Abbreviated New Drug Application pursuant to 21 U.S.C. § 355(j) and 21 C.F.R. § 314.3.

1.6.“Applicable Law” means the applicable laws, rules, regulations, guidelines and other requirements of Governmental Authorities, including Regulatory Authorities, that may be in effect from time to time, including GLP, GMP and the Foreign Corrupt Practices Act of 1977, as amended.

1.7.“A-S Program” means the program of Research or Development of SNAs targeting [***] that Exicure engages in under this Agreement pursuant to the applicable R&D Term Plans.

1.8.“[***]” has the meaning set forth in Section 7.6(a)(ii).

1.9.“[***]” has the meaning set forth in Section 7.6(a)(ii).

1.10.“[***]” means [***].

1.11.“Bankrupt Party” has the meaning set forth in Section 13.7.

1.12.“Bankruptcy Code” means Title 11, United States Code, as amended.

1.13.“Breaching Party” has the meaning set forth in Section 13.3(a).

1.14.“Budget” has the meaning set forth in Section 4.2(b)(iii).

1.15.“Business Day” means a day other than a Saturday or a Sunday or a bank or other public holiday in Chicago, Illinois or Paris, France.

1.16.“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.17.“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.18.“Change of Control” means, with respect to a Party, (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction involving a Party as a result of which the stockholders of such Party immediately preceding such transaction hold [***] of the outstanding shares, or [***] of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then- outstanding securities of a Party or all or substantially all of a Party’s assets, either directly or through one or more subsidiaries), (b) the adoption of a plan relating to the liquidation or dissolution of a Party, other than [***] (without limitation of clause (a), above); (c) any sale, lease, exchange, contribution or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all the assets of a Party (determined on a consolidated basis); or (d) the sale or disposition to a Third Party of assets or businesses that constitute [***] of the total revenue or assets of a Party (determined on a consolidated basis).

1.19.“Claim” has the meaning set forth in Section 11.1.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.20.“Clinical Trial” means any clinical trial in humans that is designed to generate data in support or maintenance of an IND or MAA, or other similar marketing application, including any Phase I Clinical Trial, Phase I/II Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Pivotal Clinical Trial, or Phase IV Clinical Trial.

1.21.“Combination Product” means (a) a Licensed Product that, in addition to containing a Licensed SNA as an active component, also contains at least one other active pharmaceutical ingredient that is not a Licensed SNA (“Other API”); or (b) any sale of a Licensed Product with another product(s) or service(s) for a single invoice price (each such Other API, other product or other service, an “Other Component”).

1.22.“Combination Sale” has the meaning set forth in Section 1.110.

1.23.“Commercialize” or “Commercialization” means, together with all correlative meanings, the import, export, marketing, promotion, sale or distribution of a product, including commercial activities conducted in preparation for a product launch. Commercialization shall expressly exclude (a) Research,
(b) Development and (c) Manufacture.

1.24.“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party with respect to any objective or activity to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective or activity as such Party would normally use to accomplish a similar objective or activity under similar circumstances, it being understood and agreed that with respect to the Development, Manufacture, seeking and obtaining Regulatory Approval, or Commercialization of any Licensed Product, such efforts and resources will be consistent with those efforts and resources commonly used by biopharmaceutical companies of similar size to such Party under similar circumstances for similar compounds or products owned by it or to which it has similar rights, which compound or product, as applicable, is at a similar stage in its development or product life and is of similar market potential, taking into account: (a) issues of efficacy, safety, tolerability and expected and actual approved labeling, (b) [***], (c) the expected and actual product profile of the Licensed Product, (d) the expected and actual patent and other proprietary position of the Licensed Products, (e) [***], (f) the expected and actual profitability and return on investment of the Licensed Product, or other compounds or products in such Party’s portfolio of compounds or products, taking into consideration, among other factors, expected and actual (i) [***], (ii) [***], and (iii) [***].

1.25.“Competitive Product” means the [***] or the [***], as applicable.

1.26.“Confidential Information” has the meaning set forth in Section 12.1.

1.27.“Control” or “Controlled” means, with respect to any materials, compounds, Information, Patents, Regulatory Materials or Regulatory Approvals, the possession (whether by ownership or license, but other than pursuant to this Agreement) by a Party or its Affiliates of the ability or right to grant to the other Party a license, sublicense or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license, sublicense or access; provided that, any New Affiliate of a Party shall not be considered an Affiliate of such Party for the purposes of this definition, but only if such Party, such New Affiliate and such Party’s other Affiliates are not in [***] of the provisos in Sections 7.6(b)(i) and 7.6(b)(ii).

1.28.“Cover,” or “Covering” means: (a) with respect to a Patent, that, in the absence of a license granted to a Person under an issued Valid Claim included in such Patent, the practice by such Person of the subject matter at issue would infringe such Valid Claim, or (b) with respect to an application for Patents, that, in the absence of a license granted to a Person under a pending Valid Claim included in such application, the practice by such Person of the subject matter at issue would infringe such Valid Claim if such Patent application were to issue as a Patent including such Valid Claim as an issued Valid Claim.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

1.29.“CPA Firm” has the meaning set forth in Section 8.5(e)(i).

1.30.“Criteria” has the meaning set forth in Section 4.2(b)(iv).

1.31.“Cure Period” has the meaning set forth in Section 13.3(a).

1.32.“Develop” or “Development” means, together with all correlative meanings, pre-clinical and clinical drug development activities, conducted before or after obtaining Regulatory Approval that are [***] related to or leading to the development, preparation, and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Regulatory Approval or to the appropriate body for obtaining, supporting or expanding pricing and reimbursement approval, including without limitation, all activities related to preclinical testing, assay development and validation, in vivo testing, biomarker development and validation, toxicology, pharmacokinetic profiling, design and conduct of Clinical Trials and any other clinical trials or studies, regulatory affairs, statistical analysis, report writing, and Regulatory Material creation and submission (including the services of outside advisors and consultants in connection therewith). Development expressly excludes (a) Research, (b) Commercialization and (c) the Manufacture and accumulation of commercial inventory of a product.

1.33.“Dispute” has the meaning set forth in Section 14.1(a).

1.34.“DOJ” has the meaning set forth in Section 3.8(b).

1.35.“Effective Date” has the meaning set forth in the preamble to this Agreement.

1.36.“EMA” means the European Medicines Agency or its successor.

1.37.“Executive Officer” means (a) in the case of Ipsen, the Chief Business Officer of Ipsen, and (b) in the case of Exicure, the chief executive officer of Exicure, who, in each case of (a) and (b), will not be a member of the JSC.

1.38.“Exicure” has the meaning set forth in the preamble to this Agreement.

1.39.“Exicure Background Technology” means, on a Program-by-Program basis, any and all Patents and Information Controlled by Exicure or any of its Affiliates [***] or that comes into the Control of Exicure during the Term for such Program (other than pursuant to this Agreement), in each case related to such Program.

1.40.“Exicure Indemnitees” has the meaning set forth in Section 11.2.

1.41.“Exicure Licensed Technology” means, on a Program-by-Program basis, the Exicure SNA Technology, the Exicure Background Technology, and the Exicure Other Technology, in each case with respect to such Program.

1.42.“Exicure Other IP” has the meaning set forth in Section 9.1(c).

1.43.“Exicure Other Technology” means, on a Program-by-Program basis, any and all Patents and Information that comes into the Control of Exicure or any of its Affiliates during the Term for such Program pursuant to this Agreement and relates to such Program, including Patents Covering, and Information claiming or covering, the R&D Term IP, the Exicure Other IP, or Exicure’s interest in the Joint Other IP Invented in such Program, in each case other than [***].

1.44.“Exicure SNA Patents” has the meaning set forth in Section 9.2(c)(i).

1.45.“Exicure SNA Technology” means, on a Program-by-Program basis, any and all Information claiming or covering, and any and all Patents Covering the Inventions or Results within the

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
R&D Term IP, the Exicure Other IP, or Exicure’s interest in the Joint Other IP Invented in such Program [***].

1.46.“[***]” means the [***], made [***], by and between [***].

1.47.“[***]” means the [***], made with effect from [***], by and between [***] and [***], and the [***], made [***] and effective as of [***], by and between [***] and [***], each as amended from time to time.

1.48.“Exploit” or “Exploitation” means, collectively, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export, have exported and otherwise exploit and have exploited, including to Research, Develop, Manufacture and Commercialize.

1.49.“FDA” means the United States Food and Drug Administration or its successor.

1.50.“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.51.“[***]” has the meaning set forth in Section 6.2.

1.52.“First Commercial Sale” means, (a) with respect to a Licensed Product and a country, the first sale to a Third Party of such Licensed Product in such country after all Regulatory Approvals (excluding, for the avoidance of doubt, any pricing or reimbursement approvals, as applicable, except [***]) have been obtained in such country, or (b) with respect to a [***] and a country, the first sale of such [***] as a pharmaceutical product in such country after all Regulatory Approvals (excluding, for the avoidance of doubt, any pricing or reimbursement approvals, as applicable, except [***]) have been obtained in such country, but with respect to and (b), First Commercial Sale excludes [***].

1.53.“First Option” has the meaning set forth in Section 3.1.

1.54.“First Option Data Package” means, on a Program-by-Program basis, (a) [***], (b) [***], (c) [***], (d) [***], and (e) [***] all activities undertaken by or on behalf of Exicure during the First R&D Term in preparation for the Second R&D Term for such Program (the “Preparation Activities”).

1.55.“First Option Exercise Date” means, on a Program-by-Program basis, the date on which the First Option Exercise Notice for such Program is delivered by Ipsen to Exicure.

1.56.“First Option Exercise Notice” means, on a Program-by-Program basis, the written notice to exercise the First Option for such Program delivered by Ipsen to Exicure, effective on the date on which the written notice is delivered.

1.57.“First Option Fee” has the meaning set forth in Section 8.2.

1.58.“First Option Period” means, on a Program-by-Program basis, the period beginning on [***], and ending on [***].

1.59.“First R&D Term” means, on a Program-by-Program basis, the period beginning on [***] and ending on [***].

1.60.“First R&D Term Plan” has the meaning set forth in Section 2.2.

1.61.“FTC” has the meaning set forth in Section 3.8(b).

1.62.“FTE” means the equivalent of a full-time employee’s work time for a twelve (12) month period, where such employee is an appropriately qualified and trained person and where “full-time” is determined by [***] hours per year. In the event that any employee who works full-time during a given fiscal year works partially on Licensed SNAs or Licensed Products or in furtherance of the applicable

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Program and partially on other work outside the Program in the fiscal year, then the full-time equivalent to be attributed to such employee’s work hereunder for such fiscal year will be equal to the percentage of such employee’s total work time in such fiscal year that such employee spent working on Licensed SNAs or Licensed Products or in furtherance of the Program, as recorded monthly in an appropriate hourly time-sheet system. FTE efforts will not include the work of general corporate or administrative personnel or Third Party consultants or contractors; provided, however, that FTE efforts will include Exicure’s project management functions as specified in the applicable R&D Term Plan.

1.63.“FTE Rate” means [***] per FTE per Calendar Year, which amount shall [***]; provided, however, in no event shall the FTE Rate per Calendar Year exceed [***].

1.64.“GAAP” means U.S. generally accepted accounting principles.

1.65.“[***]” means, with respect to a [***] in a country in the Territory, the [***] in which the [***] of the [***] in such country occurred.

1.66.“[***]” means, with respect to a particular [***] in a country, [***] in such country by a Regulatory Authority through an [***] , or any [***], or pursuant to any similar [***] in any countries in the Territory; or (b) (i) contains the same [***]; and (ii) is approved for use in such country by a [***], or [***], first submitted by Ipsen or its Affiliates or Sublicensees for obtaining Regulatory Approval for such Licensed Product, in each case other than [***].

1.67.“Good Laboratory Practices” or “GLP” means the then-current practices and procedures set forth in Title 21, United States Code of Federal Regulations, Part 58 (as amended), and any other regulations, guidelines or guidance documents relating to good laboratory practices, or any foreign equivalents thereof in the country in which such studies or clinical trials are conducted.

1.68.“Good Manufacturing Practices” or “GMP” means the then-current practices and procedures set forth in Title 21, United States Code of Federal Regulations, Parts 210 – 211, ICH Guideline Q7A, and any other regulations, guidelines or guidance documents relating to good manufacturing practices, or any foreign equivalents thereof in the country in which such manufacturing activities are conducted.

1.69.“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.70.“[***]” has the meaning set forth in Section 7.6(a)(i).

1.71.“HD Program” means the program of Research or Development of SNAs targeting the [***] (collectively, “[***]”) that Exicure engages in under this Agreement pursuant to the applicable R&D Term Plan(s).

1.72.“[***]” has the meaning set forth in Section 7.6(a)(i).

1.73.“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

1.74.“[***]” has the meaning set forth in Section 1.71.

1.75.“ICC” has the meaning set forth in Section 14.1(b).

1.76.“IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) a clinical trial application or similar

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
equivalent application or submission to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.77.“IND Filing” means, on a Program-by-Program basis, the filing of an IND by or on behalf of Exicure for a Licensed SNA or Licensed Product in such Program under the Second R&D Term Plan for such Program, at the sole discretion of Exicure (unless Ipsen exercises its rights under Section 3.7).

1.78.“Indemnified Party” has the meaning set forth in Section 11.3.

1.79.“Indemnifying Party” has the meaning set forth in Section 11.3.

1.80.“[***]” has the meaning set forth in Section 1.110.

1.81.“Information” means any [***].

1.82.“Initiation” means, together with all correlative meanings, the first dosing of the first subject or patient in a Clinical Trial.

1.83.“[***]” has the meaning set forth in Section 6.2.

1.84.“Interim Report” has the meaning set forth in Section 2.3(a).

1.85.“[***]” has the meaning set forth in Section 6.2.

1.86.“Invented” has the meaning set forth in Section 9.1(b).

1.87.“Inventions” mean all inventions, discoveries, improvements, modifications, enhancements or creations, in each case whether or not patentable, and any intellectual property rights (including Information and Patents) arising from any of the foregoing.

1.88.“Ipsen” has the meaning set forth in the preamble to this Agreement.

1.89.“Ipsen Indemnitees” has the meaning set forth in Section 11.1.

1.90.“Ipsen Licensed Technology” means any and all Patents and Information that comes into the Control of Ipsen or any of its Affiliates pursuant to this Agreement, including Patents Covering, and Information claiming or covering, the Ipsen Other IP or Ipsen’s interest in the Joint Other IP.

1.91.“Ipsen Other IP” has the meaning set forth in Section 9.1(c).

1.92.“Ipsen R&D Term Inventions” has the meaning set forth in Section 9.1(b).

1.93.“Ipsen Reversion IP” means, on a Program-by-Program basis, any Patents or Information that (a) (i) are included in the Ipsen Licensed Technology with respect to such Program, or (ii) claim or cover any [***] in such Program or its method of manufacture or use [***], (b) are Controlled by Ipsen or any of its Affiliates [***], and (c) were used or are being used by Ipsen or any of its Affiliates to Research, Develop, Manufacture or Commercialize the [***].

1.94.“Joint Other IP” has the meaning set forth in Section 9.1(c).

1.95.“Joint R&D Term Inventions” has the meaning set forth in Section 9.1(b).

1.96.“Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.2(a).

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.97.“Licensed A-S Program SNA(s)” means any SNA that (a) has been tested by Exicure during the First R&D Term for the A-S Program as targeting [***], (b) is Controlled by Exicure during such First R&D Term, and (c) is Selected by the JSC pursuant to Section 4.2(b)(v) for identification in the First Option Data Package for the A-S Program.

1.98.“Licensed HD Program SNA(s)” means any SNA that (a) has been tested by Exicure during the First R&D Term for the HD Program as targeting [***], (b) is Controlled by Exicure during such First R&D Term, and (c) is Selected by the JSC pursuant to Section 4.2(b)(v) for identification in the First Option Data Package for the HD Program.

1.99.“Licensed Product” means any product containing a [***]. For clarity, a Licensed Product includes any [***].

1.100.“Licensed SNA(s)” means the [***] or the [***], as applicable.

1.101.“[***]” means a condition where, with respect to [***] in a particular country in the Territory, one or more [***] in such country by a Third Party.

1.102.“[***]” means each of the [***].

1.103.“Manufacture” or “Manufacturing” means, with respect to a product, those manufacturing activities involved in or relating to (a) manufacturing process development, (b) CMC activities including analytical development and qualification, formulation development, solubility testing, bulk drug substance manufacturing, stability testing and scale-up activities, bulk drug product manufacturing and stability testing, (c) quality assurance and quality control activities including validation testing, qualification and audit of clinical and commercial manufacturing facilities, and (d) in the case of either a clinical or commercial supply of such product or supply of such product for any non-clinical study, the manufacturing, processing, formulating, packaging, labeling, shipping, holding, quality control testing and release of such product. When used as a noun, “Manufacturing” means any of the foregoing activities. “Manufacturing” refers to both nonclinical and clinical Manufacturing for Research and Development, and Manufacturing for Commercialization.

1.104.“Manufacturing Cost” means, with respect to a particular Licensed SNA (whether as active pharmaceutical ingredient or finished form) supplied by Exicure pursuant to Section 6.1, [***] of (a) if Exicure or its Affiliate Manufactures the applicable Licensed SNA, the [***] of such Licensed SNA (as determined [***]); or (b) if a Third Party Manufactures such Licensed SNA, [***], in either case [***], and supported by [***] and auditable by Ipsen to be further described in the Supply Agreement.

1.105.“Manufacturing Technology Transfer Agreement” has the meaning set forth in Section 6.2.

1.106.“Marketing Authorization Application” or “MAA” means any biologics license application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, [***], including all Biologics License Applications or equivalent submitted to the FDA or any analogous application or submission with any Regulatory Authority outside of the United States.

1.107.“Materials” means [***].

1.108.“[***]” has the meaning set forth in Section 1.110.

1.109.“NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or any analogous application or submission with any Regulatory Authority outside of the United States.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.110. “Net Sales” means, with respect to a Licensed Product in a country in the Territory, the gross amount [***] Ipsen, its Affiliates or Sublicensees to Third Parties (including distributors, resellers, wholesalers, Government Authorities, benefit management organizations, health insurance carriers, hospitals, group purchasing organizations, other institutions, and end users), less the following deductions [***]:

(a)customary discounts in the trade for quantity purchased, cash discounts, [***] payment, in each case actually paid, granted or accrued on the Licensed Product, or retro-active price reductions and charge-back payments, and rebates granted to wholesalers, distributors, government authorities, benefit management organizations, health insurance carriers, hospitals, and group purchasing organizations;

(b)credits or allowances actually given or made for credit rejections, recalls, rebates, chargebacks, billing errors, or refunds for price adjustments, claims, returns that do not exceed the original invoice amount;

(c)any sales, use, excise turnover, inventory, value-added, import, export, consumption, or similar taxes, customs, or other duties and compulsory payments to Governmental Authorities and any other governmental charges imposed relating to the sale of such Licensed Product to Third Parties, as adjusted for reimbursement, rebates and refunds of or on such taxes, duties or governmental charges from any Third Party, including pharmaceutical excise taxes;

(d)amounts written off as uncollectible, if and when actually written off or allowed, after [***] have been exhausted ([***]); provided that any such amounts will be added back to Net Sales if and when collected; and

(e)freight, insurance and other transportation charges incurred and separately invoiced in shipping a Licensed Product to Third Parties;

in each case to the extent such deductions: [***].

Sales and other transfer of a Licensed Product between any of Ipsen, its Affiliates and Sublicensees will not give rise to Net Sales [***], but rather the Net Sales will be deemed to have arisen upon the subsequent sale of the Licensed Product to Third Parties.

Net Sales will include the transfer of Licensed Products to non-Sublicensee Third Parties by Ipsen, its Affiliates or Sublicensees in connection with Clinical Trials, compassionate use or expanded access programs, indigent programs, promotional sampling or technology transfer activities, in each case, for monetary or other financial consideration no less than [***].

With respect to any sale of any Licensed Product in any country for any substantive consideration other than [***], for purposes of calculating the Net Sales under this Agreement, such Licensed Product shall be deemed to be sold [***].

In the event that any Licensed Product is sold as a Combination Product (a “Combination Sale”), the Net Sales amount for such Licensed Product sold in such a Combination Sale in any period and country shall be [***] provided, further, if the calculation of Net Sales resulting from a Combination Sale cannot be determined by the foregoing method, the calculation of Net Sales for such Combination Sale shall be calculated [***].

1.111.“Net Sales Royalty” has the meaning set forth in Section 8.5(a).

1.112.“[***]” has the meaning set forth in Section 8.5(a).

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.113.“New Affiliate” means a Third Party that becomes an Affiliate of a Party after [***] (a) through a Change of Control of such Party, or (b) because such Party acquires such Third Party or a portion of the business of such Third Party (whether by merger, stock purchase, purchase of assets, reorganization, consolidation or otherwise).

1.114.“[***]” has the meaning set forth in Section 7.3(b).

1.115.“Non-Breaching Party” has the meaning set forth in Section 13.3(a).

1.116.“Option” means, on a Program-by-Program basis, the First Option or the Second Option, as applicable.

1.117.“Option Exercise Date” means, on a Program-by-Program basis, the First Option Exercise Date or the Second Option Exercise Date for such Program, as applicable.

1.118.“Option Exercise Notice” means, on a Program-by-Program basis, the First Option Exercise Notice or the Second Option Exercise Notice for such Program, as applicable.

1.119.“Option Fee” has the meaning set forth in Section 8.2.

1.120.“Option Period” means, on a Program-by-Program basis, the First Option Period or the Second Option Period for such Program, as applicable.

1.121.“Orange Book” has the meaning set forth in Section 9.6(b).

1.122.“Other API” has the meaning set forth in Section 1.21.

1.123.“[***]” has the meaning set forth in Section 7.6(a)(ii).

1.124.“Other Component” has the meaning set forth in Section 1.21.

1.125.“[***]” has the meaning set forth in 7.6(a)(ii).

1.126.“Other IP” has the meaning set forth in Section 9.1(c).

1.127.“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.128.“Patent” means (a) any national, regional or international patent or patent application, including any provisional patent application, (b) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application, (c) any patent that has issued or in the future issues from any of the foregoing patent applications (in each case (a) and (b)), including any utility model, petty patent, design patent and certificate of invention, (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications (in each case (a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

1.129.“Patent Challenge” has the meaning set forth in Section 13.4.

1.130.“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

1.131.“Phase I Clinical Trial(s)” means a human clinical trial(s) of a product, the principal purpose of which is a determination of initial tolerance or safety of such product in healthy volunteers or the target patient population, as described in 21 CFR 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.132.“Phase I/II Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the endpoint of determining initial tolerance, safety, metabolism, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose, or multiple ascending dose regimens, and evaluating its effectiveness for a particular indication or indications in one or more specified doses or its short term tolerance and safety, as well as its pharmacokinetic and pharmacodynamic information in patients with the indications under study, that is prospectively designed to generate sufficient data (if successful) to commence a Pivotal Clinical Trial for such product, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. §§ 312.21(a) and (b) and its successor regulation or equivalents in other jurisdictions.

1.133.“Phase II Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.134.“Phase III Clinical Trial” means a human clinical trial of a product, the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical trial prescribed by the Regulatory Authority in a country other than the United States, the design of which is acknowledged by such Regulatory Authority to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.

1.135.“Phase IV Clinical Trial” means any study of a product following the first Regulatory Approval for the sale of such product whether or not required by a Governmental Authority. Phase IV Clinical Trials may include epidemiological studies, modeling and pharmacoeconomic studies, post- marketing surveillance studies and clinical or other research studies.

1.136.“Pivotal Clinical Trial” means any (a) [***] of a pharmaceutical or biologic product on a sufficient number of patients, the results of which, together with prior data and information concerning such product, are [***] in any particular jurisdiction and that is intended to support, or otherwise supports, the filing of an MAA by a [***] in such jurisdiction (including any bridging study). Notwithstanding any provision to the contrary set forth in this Agreement, treatment of patients as part of [***], in each case, will [***].

1.137.“[***]” means the [***] or its successor.

1.138.“Preparation Activities” has the meaning set forth in Section 1.54.

1.139.“Preparation Costs” means the FTEs and [***] in performing the Preparation Activities with respect to a Program; provided, however, (a) such FTE time shall not exceed [***], and [***], (b) in the event of termination of this Agreement with respect to a Program under Sections 13.1, 13.2 or 13.3, any Preparation Costs incurred with respect to [***] for such Program shall be applied to the other Program at Ipsen’s request if such Preparation Costs have not at such time been incurred for such other Program, and (c) if this Agreement terminates in its entirety pursuant to Sections 13.1, 13.2 or 13.3, and Exicure [***].

1.140.“Program” means the HD Program or the A-S Program, as applicable. For clarity, following exercise of the First Option or Second Option, as applicable, references in this Agreement to

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Licensed SNA(s) or Licensed Products that are in, for, or with respect to, a specific Program are referring to the Licensed SNA(s) or Licensed Products that had been Selected from such Program.

1.141.“Program Fields” means the treatment, cure, maintenance or palliation of either [***].

1.142.“[***]” has the meaning set forth in Section 6.1.

1.143.“R&D Term” means, on a Program-by-Program basis, the First R&D Term or the Second R&D Term, as applicable.

1.144.“R&D Term IP” has the meaning set forth in Section 9.1(b).

1.145.“R&D Term Plan” means, on a Program-by-Program basis, the First R&D Term Plan or the Second R&D Term Plan, as applicable.

1.146.“Records” has the meaning set forth in Section 2.3(b).

1.147.“Regulatory Approval” means all approvals necessary for the Manufacture, marketing, importation and sale of a product for one or more indications in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, including any pricing and reimbursement approvals. Regulatory Approvals include approvals by Regulatory Authorities of INDs, MAAs, or NDAs.

1.148.“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, [***], pricing or reimbursement approval of a product in such country or regulatory jurisdiction, including (a) the FDA, (b) the EMA, and (c) the [***].

1.149.“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product other than [***], including, without limitation, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), orphan drug exclusivity, or rights similar thereto outside the U.S.

1.150.“Regulatory Materials” means regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture, market, sell or otherwise Commercialize a Licensed Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

1.151.“Research” means, together with all correlative meanings, with respect to a specific SNA, activities related to [***]. Research shall expressly exclude (a) Development, (b) Commercialization and (c) Manufacture, and (d) on a Program-by-Program basis, with respect to any activities undertaken by Ipsen after exercising the Option for such Program pursuant to Sections 3.3, 3.6, or 3.7, including “Research” as set forth in Section 7.5, the discovery, identification or profiling of SNAs.

1.152.“Results” means [***] pursuant to this Agreement during the applicable R&D Term.

1.153.“Reversion Dispute” has the meaning set forth in Section 13.5(b)(i).

1.154.“Reversion Product” means any product containing a Reversion SNA.

1.155.“Reversion SNA” means, on a Program-by-Program basis, (a) all Licensed SNAs in such Program, and (b) other SNAs comprising the nucleic acid sequences in the Licensed SNAs, modifications thereto or derivatives thereof.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.156.“[***]” has the meaning set forth in Exhibit A or Exhibit B, as applicable.

1.157.“Royalty Rate” has the meaning set forth in Section 8.5(a).

1.158.“Royalty Term” means, on a Program-by-Program, country-by-country and Licensed Product-by-Licensed Product basis, the period commencing upon [***] and ending upon the later to occur of (a) [***], (b) [***], or (c) [***]; provided, however, in no event shall the Royalty Term for such Licensed Product in the Territory exceed [***] from [***].

1.159.“Rules” has the meaning set forth in Section 14.1(b).

1.160.“SEC” means the U.S. Securities and Exchange Commission.

1.161.“Second Option” has the meaning set forth in Section 3.4.

1.162.“Second Option Data Package” means, on a Program-by-Program basis, (a) [***], and
(b) [***].

1.163.“Second Option Exercise Date” means, on a Program-by-Program basis, the date on which the Second Option Exercise Notice for such Program is delivered by Ipsen to Exicure and such Second Option Exercise Notice takes effect.

1.164.“Second Option Exercise Notice” means, on a Program-by-Program basis, the written notice to exercise the Second Option for such Program delivered by Ipsen to Exicure.

1.165.“Second Option Fee” has the meaning set forth in Section 8.2.

1.166.“Second Option Period” means, on a Program-by-Program basis and only in the event Ipsen did not exercise the First Option with respect to such Program and this Agreement has not expired or been terminated with respect to such Program, the period beginning on [***], and ending on [***].

1.167.“Second R&D Term” means, on a Program-by-Program basis and only in the event Ipsen did not exercise the First Option with respect to such Program but agreed to fund Exicure’s activities under the Second R&D Term Plan for the Program during the First Option Period for such Program, the period beginning on [***] and ending on [***].

1.168.“Second R&D Term Plan” has the meaning set forth in Section 2.2.

1.169.“Selection” has the meaning set forth in Section 4.2(b)(v).

1.170.“SNAs” has the meaning set forth in the recitals of this Agreement.

1.171.“Sublicensee” means any Third Party granted a sublicense by Ipsen under the rights licensed to Ipsen pursuant to Article 7 hereof; provided that a “Sublicensee” does not include any of Ipsen’s Affiliates, subcontractors, consultants and agents providing goods or services on behalf of Ipsen with respect to Licensed SNAs or Licensed Products, including contract manufacturing organizations, contract research organizations or clinical trial sites, or wholesale distributors of Ipsen, its Affiliates or Sublicensees who purchase Licensed Products from Ipsen, or such Affiliates or Sublicensee in an [***] transaction and who have no other obligation, including a [***], to Ipsen, such Affiliates or Sublicensees, with respect to any subsequent use or disposition of such Licensed Products, but only to the extent that the rights of such Affiliates, subcontractors, consultants and agents with respect to Licensed SNAs or Licensed Products are limited to providing goods or services on behalf of Ipsen, its Affiliates or Sublicensee under this Agreement.

1.172.“Supply Agreement” has the meaning set forth in Section 6.1.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
1.173.“Target” means [***] or [***], as applicable.

1.174.“Term” has the meaning set forth in Section 13.1.

1.175.“Territory” means worldwide.

1.176.“Third Party” means any Person other than Exicure or Ipsen or their respective Affiliates.

1.177.“Third Party Agreements” means any [***] agreement between Exicure (or any of its Affiliates) and any Third Party (a) related to the Research of any Licensed SNA or Licensed Product, or (b) otherwise including a license from or to such Third Party to any Exicure Licensed Technology (or Information or Patents that would be Exicure Licensed Technology if Controlled by Exicure or its Affiliate), to the extent related to the HD Program or the A-S Program.

1.178.“Transition Agreement” has the meaning set forth in Section 13.5(b).

1.179.“Transition Dispute” has the meaning set forth in Section 13.5(b).

1.180.“U.S.” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.

1.181.“U.S. CPI” means, the consumer price index as published by the Bureau of Labor Statistics,
U.S. Department of Labor, or any replacement index published by a U.S. Governmental Authority, if applicable.

1.182.“USD” or “$” means United States Dollars, the lawful currency of the United States.

1.183.“Valid Claim” means a claim of any pending Patent application or any issued, unexpired United States or granted foreign Patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not Covering a particular product or service through reissue, disclaimer or otherwise, provided that if a particular claim has not issued within [***] of its initial filing, it shall not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition.

1.184.“VAT” has the meaning set forth in Section 8.6.

ARTICLE 2

R&D TERM RESEARCH AND DEVELOPMENT

2.1Goals. The objective for the First R&D Term is, on a Program-by-Program basis, for Exicure to perform certain Research activities in order to permit Ipsen to evaluate whether to exercise the First Option with respect to such Program. The objective for the Second R&D Term is, on a Program-by- Program basis and only in the event Ipsen did not exercise the First Option with respect to such Program but did decide to fully fund the Research and Development activities during the Second R&D Term, for Exicure to perform such Research and Development activities in order to permit Ipsen to evaluate whether to exercise the Second Option with respect to such Program.

2.2R&D Term Plans; Performance. On a Program-by-Program basis, during the First R&D Term for such Program, the Research activities of Exicure will follow a research plan designed to obtain Results in such Program necessary for the JSC to make the Selection for such Program, which includes:
(a)the responsibilities of Exicure, and (b) an intended timeline showing the key activities and anticipated timeframes in which such activities are expected to be completed (including the Selection)

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(the “First R&D Term Plan”). Exhibit A sets forth background information and outline for the HD Program. Exhibit B set forth background information and outline for the [***]. The First R&D Term Plan for the HD Program is set forth in Exhibit A1 and the First R&D Term Plan for the A-S Program is set forth in Exhibit B1. On a Program-by-Program basis, during the First R&D Term for each Program, Exicure shall have the right to modify or amend the First R&D Term Plan for such Program, provided, however, that any modifications or amendments to the First R&D Term Plan (x) will be subject to review and comment by the JSC pursuant to Section 4.2(b) and (y) will not modify the Criteria, or the definition of [***] set forth in Exhibit A1 or Exhibit B1, as applicable. On a Program-by-Program basis, during the Second R&D Term for such Program, if any, Research and Development activities of Exicure will follow a research and development plan designed to enable the filing of an IND with respect to such Program which includes (i) the responsibilities of Exicure, (ii) an estimated budget for both FTE number and [***], and (iii) a general timeline showing the key activities (the “Second R&D Term Plan”). An [***], high-level version of the Second R&D Term Plan for the HD Program is set forth in Exhibit A2 and a refined version shall be included in the First Option Data Package for the HD Program, and an [***], high-level version of the Second R&D Term Plan for the A-S Program is set forth in Exhibit B2 and a refined version shall be included in the First Option Data Package for the A-S Program. On a Program-by-Program basis, during the Second R&D Term for such Program, if any, Exicure shall have the right to modify or amend the Second R&D Term Plan, provided, however, that any modifications or amendments to the Second R&D Term Plan will be subject to review and comment by the JSC pursuant to Section 4.2(b).

2.3Obligations Under the R&D Term Plans. On a Program-by-Program basis, Exicure will perform and [***] complete (itself or through its Affiliates or by permitted subcontracting) its obligations under the applicable R&D Term Plans. Without limiting the generality of the foregoing, on a Program-by-Program basis, Exicure will [***] (a) obtain Results in such Program necessary for the JSC to make the Selection for such Program within [***] after the Effective Date and (b) in the event Ipsen does not exercise the First Option with respect to such Program, submit the IND Filing for the first Licensed SNA for such Program within the timelines in the applicable Second R&D Term Plan ([***]). The Parties agree that, notwithstanding anything in this Agreement to the contrary, on a Program-by-Program basis, so long as Exicure has performed and [***] complete its activities under the First R&D Term Plan, in the event the JSC has determined [***], this Agreement shall automatically expire with respect to such Program upon the expiration of the [***] period; provided, however, in the event the JSC cannot agree upon whether an SNA has met the Criteria, such period will be extended [***]. Exicure will not be required to perform activities under the Second R&D Term Plan for a Program [***]. In addition, Exicure will not be required to perform any work which is not contemplated by any R&D Term Plan, [***]. For the avoidance of doubt, Ipsen shall be responsible for the Preparation Costs in accordance with the Budget, regardless of whether the Preparation Activities may be considered additional work, by [***] paying Exicure any and all Preparation Costs in accordance with the Budget as they are incurred, in each case [***].

(a)Interim Reports. During the applicable R&D Term, at each meeting of the JSC, Exicure shall provide to the JSC a written report which shall detail all activities undertaken and all accomplishments achieved under the applicable R&D Term Plan, planned activities for the subsequent [***] , progress against any timelines and any other aspects that the JSC may [***] request, if any, since the previous report, in sufficient detail and in a good scientific manner (each, an “Interim Report”). During the applicable R&D Term for each Program, Exicure shall [***] notify Ipsen with respect to [***] generated by or for Exicure and Controlled by Exicure relating to the SNAs (including Licensed SNAs) being Researched and Developed under such Program. Without limiting the foregoing, periodically (but at least once every six weeks) during the applicable R&D Term, Exicure will host informal data review meetings to update Ipsen with respect to Exicure’s recent activities under the applicable R&D Term Plan. Such data review meetings may be conducted telephonically. Should Ipsen request that a meeting be held in person at its premises or outside Exicure’s premises, such meeting will be organized by Ipsen and [***] shall be paid by and be borne by Ipsen.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(b)Records. During the applicable R&D Term, Exicure will maintain, or cause to be maintained, records and laboratory notebooks with respect to its performance of activities under the applicable R&D Term Plan (the “Records”) in sufficient detail and in a good scientific manner and format appropriate for (i) scientific purposes, (ii) inclusion in Regulatory Materials, and (iii) obtaining and maintaining intellectual property rights and protections, in each case ((i)-(iii)) for a period of [***] after the expiration or termination of the applicable R&D Term. Such Records shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved under the applicable R&D Term Plan.

(c)Ownership; Confidentiality. Exicure shall own all rights, title and interest (including all intellectual property rights) in and to the Results, the Records and the content of each Interim Report generated by or for it during all R&D Terms. The Results, the Records and the content of each Interim Report shall in each case be subject to the rights and obligations of the Parties under this Agreement, including Article 12 and the licenses granted under Article 7.

(d)The Parties agree that, notwithstanding anything in this Agreement to the contrary, on a Program-by-Program basis, in the event no IND Filing has occurred in such Program by the end of [***] after the Second R&D Term begins ([***]), Exicure will deliver a written report of all activities undertaken and all accomplishments achieved by or on behalf Exicure in connection with the Second R&D Term Plan for such Program, and all of Exicure’s Results in such Program during the Second R&D Term for such Program, in each case [***] in sufficient detail and in a good scientific manner. Within [***] after receiving the report, Ipsen shall notify Exicure in writing whether Ipsen wishes to continue with the activities under the Second R&D Term Plan. If Ipsen notifies Exicure in writing that Ipsen does not wish to continue with the activities under the Second R&D Term Plan, the Second R&D Term shall automatically terminate upon the delivery of such written notice. If Ipsen notifies Exicure in writing that Ipsen wishes to continue with the activities under the Second R&D Term Plan, Exicure may, upon receipt of such written notice, elect to (i) continue [***] complete its remaining obligations under the Second R&D Term Plan; or (ii) have Ipsen assume Exicure’s remaining obligations under the Second R&D Term Plan, in each case by delivering a written notice to Ipsen. In the event Exicure elects to have Ipsen assume Exicure’s remaining obligations under the Second R&D Term Plan, Ipsen hereby agrees to, [***], (i) assume such obligations immediately upon Ipsen’s receipt (A) of Exicure’s written election, and (B) from Exicure of such materials, including quantities of Selected SNAs, necessary to continue such obligations, (ii) [***] complete such obligations, and (iii) keep Exicure fully and timely informed of all activities (on the same basis as Exicure had kept Ipsen informed of its activities) undertaken and all accomplishments achieved (including all Results obtained) by or on behalf Ipsen in connection with performing such obligations. Exicure may terminate this Agreement with respect to such Program by delivering written notice to Ipsen, such termination to be effective upon [***] following the date of such notice, in the event that Ipsen has assumed Exicure’s remaining obligations under the Second R&D Term Plan but Ipsen or any of its Affiliates fails to conduct any [***] under the Second R&D Term Plan with respect to such Program for a continuous period of longer than [***].

2.4R&D Term Research and Development Costs.

(a)First R&D Term Plan. Exicure shall bear [***] incurred in connection with its activities under each First R&D Term Plan.

(b)Second R&D Term Plan FTE Support. During the Second R&D Term for each Program, Ipsen will pay Exicure for FTE hours actually worked at the applicable FTE Rate so long as [***]; provided that (i) Ipsen’s obligation to compensate Exicure shall be subject to [***]; and (ii) for the avoidance of doubt, any delay of Exicure in relation to invoicing Ipsen for a payment under this Section 2.4(b) by no more than [***] shall not prejudice the rights of Exicure to receive the payment and shall only be relevant to the timing of receipt of such payment. Within [***] after the end of each [***] during the Second R&D Term, Exicure shall send a [***] to Ipsen, which shall include [***]. [***], Ipsen will make payment [***]. [***] shall be approved by the JSC. For clarity, the FTE Rate shall apply only to

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
employees of Exicure. [***] shall be paid in accordance with Section 2.4(c). Exicure shall use the Research and Development funding it receives from Ipsen under this Agreement solely to carry out its activities under the applicable Program in accordance with the applicable Second R&D Term Plan and the terms and conditions of this Agreement and for no other purposes.

(c)Second R&D Term Plan Payment for [***]. For each [***] during the Second R&D Term for each Program, Ipsen will [***], so long as [***]. [***] Ipsen will pay [***]. [***] shall be approved by the JSC. Exicure shall be solely responsible for managing the performance of its subcontractors. Exicure agrees to provide Ipsen with full transparency [***] with respect to the Second R&D Term Plan.

2.5Subcontractors for the R&D Term Plans. Subject to the remainder of this Section 2.5, Exicure may engage subcontractors to perform its obligations under the applicable R&D Term Plan. In all cases, Exicure shall ensure that (a) it remains responsible for the work allocated to such subcontractors to the same extent it would if it had done such work itself, (b) the subcontractor undertakes in writing obligations of [***], and (c) the subcontractor undertakes in writing to [***]. Without limiting the generality of the foregoing, Exicure may subcontract any of its obligations under the applicable R&D Term Plan to a university or academic institution [***], provided that, [***]. The engagement of any subcontractor in compliance with this Section 2.5 shall not relieve Exicure of its obligations under the applicable R&D Term Plan or this Agreement.

ARTICLE 3

OPTION GRANT; OPTION DATA PACKAGES; OPTION EXERCISE

3.1First Option Grant. On a Program-by-Program basis, Exicure hereby grants to Ipsen the right, but not the obligation, to exercise an exclusive option during the First Option Period for such Program to obtain the licenses set forth in Section 7.1 with respect to such Program (the “First Option”).

3.2First Option Data Package.

On a Program-by-Program basis, no later than [***] after the later of (a) the Selection by the JSC for such Program pursuant to Section 4.2(b)(v) or (b) the approval by the JSC of the Budget pursuant to Section 4.2(b)(iii), Exicure will (i) provide to Ipsen the First Option Data Package for such Program, and (ii) afford [***] access during normal business hours to Exicure’s personnel by Ipsen and its representatives as Ipsen may [***] request to assist Ipsen in deciding whether to exercise the First Option. In addition, during the First Option Period, Exicure will [***] provide any additional Information regarding the First Option Data Package for such Program [***], provided Ipsen makes such request [***] upon discovering the need for such additional Information and such additional Information is limited to Information already in Exicure’s Control and does not require Exicure to undertake any further activity in connection with the First R&D Term Plan. For the avoidance of doubt, such request for additional Information does not prejudice the status of the First Option Data Package being “complete” for purposes of Section 1.58.

3.3First Option Exercise. On a Program-by-Program basis, Ipsen may exercise the First Option with respect to such Program by delivering a First Option Exercise Notice in respect of such First Option to Exicure at any time during the First Option Period for such Program. Following such delivery, Ipsen will pay the First Option Fee to Exicure in accordance with Section 8.1. For clarity, on a Program- by-Program basis, after [***], Ipsen will be responsible and have authority for all Research, Development, Manufacturing and Commercialization of all Licensed SNA(s) and Licensed Products in such Program. On a Program-by-Program basis, during the First Option Period for such Program, if Ipsen (a) does not exercise the First Option with respect to such Program, (b) does not agree in writing to fund Exicure’s activities under the Second R&D Term Plan for such Program in accordance with the Budget pursuant to Section 2.4(b), or (c) [***], this Agreement will expire with respect to such Program upon the expiration of the First Option Period.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

3.4Second Option Grant. On a Program-by-Program basis, and only in the event Ipsen did not exercise the First Option with respect to such Program and this Agreement has not expired or been terminated with respect to such Program, Exicure hereby grants to Ipsen the right, but not the obligation, to exercise an exclusive option during the Second Option Period to obtain the licenses set forth in Section 7.1 with respect to such Program (the “Second Option”).

3.5Second Option Data Package. On a Program-by-Program basis, and only in the event Ipsen did not exercise the First Option with respect to such Program, no later than [***] after the IND Filing for such Program in [***], Exicure will (a) provide to Ipsen the Second Option Data Package for such Program, and (b) afford [***] access during normal business hours to Exicure’s personnel by Ipsen and its representatives as Ipsen may [***] request to assist Ipsen in deciding whether to exercise the Second Option.

3.6Second Option Exercise. On a Program-by-Program basis, and only in the event Ipsen did not exercise the First Option with respect to such Program and this Agreement has not expired or been terminated with respect to such Program, Ipsen may exercise the Second Option with respect to such Program by delivering a Second Option Exercise Notice in respect of such Second Option to Exicure at any time during the Second Option Period for such Program. Following such delivery, Ipsen will pay the Second Option Fee to Exicure in accordance with Section 8.2. For clarity, on a Program-by-Program basis, after [***], Ipsen will be responsible and have sole authority for all Research, Development, Manufacturing and Commercialization of all Licensed SNA(s) and Licensed Products for such Program.

3.7Early Second Option Exercise. Notwithstanding the foregoing, Ipsen shall have the right [***] to obtain a Second Option Data Package and to exercise the Second Option with respect to a program by delivering a Second Option Exercise Notice with respect to such Program [***]. Exicure will so prepare and deliver such Second Option Data Package within [***] of the request of Ipsen. After early exercise of the Second Option, Ipsen will be responsible and have authority for all Research, Development, Manufacturing and Commercialization of all Licensed SNA(s) and Licensed Products for such Program.

For clarity, any request by Ipsen for the Second Option Data Package in and of itself shall not constitute an exercise of the Second Option, nor does failure to deliver a Second Option Exercise Notice pursuant to this Section 3.7 constitute a waiver of Ipsen’s rights to obtain a Second Option Data Package pursuant to Section 3.4 and to exercise its Second Option following the relevant IND Filing.

3.8Government Approvals.

(a)Efforts. Following the exercise of the Option for a Program, Exicure, at the request of Ipsen, will collaborate with Ipsen, and the Parties will [***] eliminate any concern on the part of any Governmental Authority regarding the legality of the licenses granted hereunder including, if required by federal or state antitrust authorities, [***] taking all steps to secure government antitrust clearance, including cooperating in [***] with any government investigation including the [***] production of documents and information demanded by a second request for documents and of witnesses if requested. Notwithstanding anything to the contrary in this Agreement, this Section 3.8(a) and the term “[***]” does not require that either Party (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Exicure, Ipsen or their respective Affiliates, (b) agree to any restrictions on the businesses of Exicure, Ipsen or their respective Affiliates, or (c) pay any amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the transactions contemplated by this Agreement.

(b)HSR Filings. If the exercise of the Option for a Program requires clearance under the HSR Act, Ipsen and Exicure will, within [***] after delivery of the applicable Option Exercise Notice

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(or such later time as may be agreed to in writing by the Parties) file with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) any HSR Filing required of it under the HSR Act [***] with respect to the licenses granted hereunder. In such circumstances, Exicure, at the request of Ipsen, will collaborate with Ipsen, [***], and [***]. Ipsen shall be responsible for [***]. In the event that Ipsen makes an HSR Filing under this Section 3.8(b), the licenses granted under Section 7.1 shall not be effective [***]. As used herein: (x) “HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated by exercise of the Option have expired or have been terminated; and (y) “HSR Filing” means a filing by Ipsen with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth herein, together with all required documentary attachments thereto. In the event that clearance under the HSR Act is not obtained in connection with the exercise of an Option for a Program, Exicure may terminate this Agreement with respect to such Program with immediate effect.

(c)Information Exchange. Each of Exicure and Ipsen will, in connection with any HSR Filing, to the extent permitted by Applicable Law and not prohibited by the Governmental Authority,
(a)cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Party and/or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereunder; (c) [***] in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other Person, give the Parties and/or their counsel the opportunity to [***]; and (d) permit the other Party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided, that materials may be redacted to remove references concerning the valuation of the business of Exicure. Exicure and Ipsen, as each deems advisable and necessary, may [***] designate any competitively sensitive material to be provided to the other under this Section 3.8(c) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient [***].

3.9Assistance. Subject to this Section 3.9, following the exercise of the Option, Exicure shall cooperate with Ipsen whom will [***] make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

ARTICLE 4

R&D TERM GOVERNANCE

4.1Alliance Manager. Within [***] of the Effective Date, each Party will appoint an individual (from such Party or from an Affiliate of such Party) who possesses a general understanding of Research issues to act as the facilitator of the meetings of the JSC and the first point of contact between the Parties with regard to questions relating to this Agreement or the overall business relationship and related matters between the Parties (the “Alliance Managers”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party. The Alliance Managers:

(a)will [***] collaborate, organize and attend all meetings of the JSC, as a non-voting member; and

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(b)may bring any matter to the attention of the JSC where such Alliance Manager [***] believes that such matter requires attention.

4.2Joint Steering Committee.

(a)Formation; Composition. Within [***] of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of [***] representatives from each Party (or appointed representatives of an Affiliate of such Party) with sufficient seniority and experience to fulfill the scope of the JSC’s responsibilities. Each Party may replace its JSC representatives at any time upon notice to the other Party. The JSC may invite non-members to [***]. Each meeting of the JSC will be co-chaired by a representative of Exicure and a representative of Ipsen. The role of the chairpersons will be to convene and preside at meetings of the JSC. The chairpersons will have no additional powers or rights beyond those held by the other JSC representatives. The Alliance Managers will work with the chairpersons to prepare and circulate agendas and to ensure the preparation of minutes.

(b)Specific Responsibilities During the R&D Term. The JSC will, on a Program-by-
Program basis:

(i)review and comment on, and oversee the performance of, the First R&D Term Plan for such Program and, if applicable, the Second R&D Term Plan for such Program;

(ii)review the progress of activities under the First R&D Term Plan and, if applicable, the Second R&D Term Plan and advise regarding any amendments thereto, including any amendment to the timelines or activities under such R&D Term Plan(s);

(iii)review and approve [***] to be included as [***], collectively, the “Budget”;

(iv)modify the acceptance criteria for a Licensed SNA in such Program (the “Criteria”), if necessary, the [***]version of which is set forth in Exhibit A1 or Exhibit B1, as applicable;

(v)select SNA(s) identified by Exicure during the First R&D Term for such Program that meet or exceed the Criteria (the “Selection”);

(vi)establish subcommittees to perform specific duties of the JSC, direct each such subcommittee to perform the functions for which it is established, and oversee each subcommittee, including resolution of disputes raised to the JSC by any subcommittee, provided that the subcommittees shall have no decision-making authority; and

(vii)perform such other functions as appropriate, to further the purposes of this Agreement, in each case as agreed in writing by the Parties.

(c)Meetings.

(i)During the applicable R&D Term, the JSC will meet [***] per [***]. No later than [***], the Alliance Managers will jointly prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, [***]. Either Party may also call a special meeting of the JSC (by videoconference, teleconference or in person) by providing at least [***] prior notice to the other Party if [***], in which event such Party will work with the chairpersons of the JSC to provide the members of the JSC no later than [***] with an agenda for the meeting and materials [***]. The JSC may meet in person, by videoconference or by teleconference. In-person JSC meetings will be held at locations mutually agreed upon by Exicure and Ipsen. Each Party will bear [***].

(ii)The Alliance Managers will be responsible for preparing [***] written minutes of all JSC meetings that reflect topics discussed and action items identified at such meetings. The

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Alliance Managers will send draft meeting minutes to each member of the JSC for review and approval within [***] after each JSC meeting. Such minutes will be deemed approved [***]. Upon any such objection, the members shall work together [***] to [***] revise such minutes [***]. Minutes will be officially endorsed by the JSC at the next JSC meeting.

(d)Decision-Making. The representatives from each Party on the JSC will have, collectively, one (1) vote on behalf of that Party, and all decision-making will be by consensus. Disputes at the JSC will be handled in accordance with Section 4.3.

4.3Resolution of JSC Disputes.

(a)Within the JSC. Subject to the exception specified below in this Section 4.3(a), all decisions within the JSC will be made by consensus. If the JSC is unable to reach consensus on any issue for which it is responsible, within [***] after a Party affirmatively states that a decision needs to be made, either Party may elect to submit such issue to the Parties’ Executive Officers, in accordance with Section 4.3(b).

(b)Referral to Executive Officers. If a Party makes an election under Section 4.3(a) to refer a matter to the Executive Officers, the Executive Officers will [***] to resolve [***] such matter, which [***] will include at least [***] in-person, video or telephonic meeting between such Executive Officers within [***] after the submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [***] after its submission to them, then (a) any matter set forth in Sections 4.2(b)(iii), 4.2(b)(iv), and 4.2(b)(v) will be resolved pursuant to Section 14.1(c), (b) [***] will be decided by Exicure, and (c) [***] will be decided by Ipsen; except that any matter relating solely to the day-to-day conduct of the Second R&D Term Plan or any application of Exicure Background Technology shall be decided by Exicure.

(c)Good Faith. In conducting themselves on the JSC, and in exercising their rights under this Section 4.3, all representatives of both Parties will consider [***] all input received from the other Party. In exercising any decision-making authority granted to it under Sections 4.2 and 4.3, each Party will act based on its [***] taking into consideration the best interests of the Licensed SNAs, the Licensed Products and the applicable Program.

4.4Limitation of JSC Authority. The JSC shall only have the powers expressly assigned to it in this Article 4 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms or conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms or conditions of this Agreement; (c) decide any issue in a manner that would conflict with the [***] terms or conditions of this Agreement; or (d) bind either Party in any way, without prior written consent of such Party.

4.5Discontinuation of the JSC. The activities to be performed by the JSC shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. [***], the JSC shall continue to exist [***]. Thereafter, the JSC shall have no further obligations under this Agreement, and each Party shall designate a contact person for the exchange of information relevant to the JSC under this Agreement. Once the JSC is disbanded, any references in this Agreement to decisions of the JSC will automatically become references to decisions of (a) Ipsen with respect to the Research, Development, Manufacture or Commercialization of the Licensed SNAs and Licensed Products in the applicable Program in the Territory; or (b) Exicure with respect to any other decisions.

ARTICLE 5

DEVELOPMENT AND COMMERCIALIZATION

5.1Development. On a Program-by-Program basis, after [***], Ipsen will have sole authority and responsibility for and, subject to Section 5.3, sole decision- making over, the Development of all

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Licensed SNAs and Licensed Products in such Program in the Territory, and shall be responsible for [***].

5.2Regulatory Responsibilities.

(a)General.

(i)During the R&D Terms and the Option Periods, the Parties acknowledge and agree that the Parties shall not conduct any regulatory activities for any Licensed SNAs or Licensed Products except as set forth in Section 5.2(b)(i).

(ii)On a Program-by-Program basis, after [***], Ipsen will have sole responsibility for and, subject to Section 5.3, sole authority and decision- making over all regulatory activities for the Licensed SNAs and Licensed Products in such Program in the Territory, both before and after obtaining Regulatory Approval, and shall be responsible for [***].

(b)Regulatory Materials; Ownership. On a Program-by-Program basis:

(i)during the Second R&D Term for such Program, Exicure may prepare and file documents and information to a Regulatory Authority in connection with the IND Filing in such Program, and conduct all other communications with the Regulatory Authority, including all meetings, conferences and discussions (including any pre-IND (or equivalent) meetings and advisory committee meetings), in each case as the holder of such IND; provided, that Exicure shall provide to Ipsen copies of any such documents to be filed with a Regulatory Authority [***] and consider [***] comments from Ipsen, and to [***];

(ii)after [***]: (A) Ipsen will lead and have sole control over preparing and submitting all Regulatory Materials related to the Licensed SNAs and Licensed Products in such Program, including all applications for Regulatory Approval, subject to Section 5.3; and (B) Ipsen will own any and all applications for Regulatory Approvals, the Regulatory Approvals, and other Regulatory Materials related to such Licensed SNAs and Licensed Products, which will be held in the name of Ipsen or its designees; and

(iii)[***], Exicure shall transfer and assign to Ipsen IND sponsorship (if applicable) and all documents and information in Exicure’s Control, including all Regulatory Materials, in each case in connection with the IND Filing in such Program [***]. All such documentation is to be provided in English.

(c)Interactions with Regulatory Authorities. On a Program-by-Program basis, after the [***] for such Program, Ipsen will have the sole right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to the Licensed SNAs and Licensed Products in such Program in the Territory; provided that, if Ipsen [***] requests that Exicure conduct any communications or otherwise interact with a Regulatory Authority, Exicure will engage in such communications or other interaction with such Regulatory Authority; provided, further that, Exicure may [***].

5.3Regulatory Information Sharing. Notwithstanding anything herein to the contrary, Ipsen shall (a) keep Exicure informed of any [***] relating to the Licensed Products received by Ipsen from the Regulatory Authorities in the Territory; and (b)(i) provide Exicure with [***] for Exicure’s review and comment, in connection with obtaining or maintaining Regulatory Approval for Licensed Products in the [***], [***], (ii) allow Exicure reasonable time to translate, review and provide comment, and (iii) consider Exicure’s comments [***] in the [***] submitted to the applicable Regulatory Authorities, [***].

5.4Commercialization. Subject to Section 5.5, on a Program-by-Program basis, after the [***] for each Program, Ipsen will have sole authority and responsibility for and sole decision-making over all

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Commercialization activities for the Licensed SNAs and Licensed Products in such Program in the Territory, and will be solely responsible for [***].

5.5Diligence.

(a)On a Program-by-Program basis, during the [***], Exicure shall perform [***] complete (itself or through its Affiliates or by permitted subcontracting) its obligations under the applicable R&D Term Plan, in accordance with the scientific standards customary for the industry using its latest applicable technology, and in accordance with Applicable Law. Ipsen will cooperate with and provide [***] support through the JSC to Exicure in Exicure’s performance of its responsibilities under the R&D Term Plans.

(b)On a Program-by-Program basis, after the [***] for such Program, Ipsen will itself, or through its Affiliates or Sublicensees, [***] Develop at least [***] Licensed Product in such Program. In addition, Ipsen will [***] Commercialize at least [***] Licensed Product in such Program in [***].

5.6Exicure Cooperation. On a Program-by-Program basis, [***], Exicure will [***]. Ipsen will [***].

5.7Update Meetings. On a Program-by-Program basis, commencing after the [***] for such Program, and continuing [***], from time to time upon written request by Exicure, [***] per [***], the Parties will [***], during which time Ipsen will provide Exicure with an update on the Development of the Licensed SNAs and Licensed Products in such Program to enable Exicure to understand the current status and future plans for such Licensed SNAs and Licensed Products and to enable a scientific discussion between representatives of the Parties; provided, however, that such discussions will not impose any additional obligations on Ipsen beyond those expressly set forth in this Agreement. Each Party will bear [***].

5.8Reports by Ipsen. On a Program-by-Program basis, commencing after the [***] for such Program, and continuing [***], Ipsen will prepare, and will cause its Affiliates and Sublicensees to prepare, [***] reports for Exicure summarizing its or their Development activities with respect to the Licensed SNAs and Licensed Products in the Program in the Territory.

ARTICLE 6

MANUFACTURE AND SUPPLY

6.1Exicure Manufacture and Supply. On a Program-by-Program basis, after [***], but before [***], Exicure shall supply to Ipsen the Licensed SNAs under GMP, at [***], in order for Ipsen to conduct any Clinical Trial of the Licensed SNAs for obtaining any Regulatory Approval in the Territory, pursuant to a clinical supply agreement to be negotiated by the Parties in [***] following the Effective Date and executed within [***] after the Effective Date (the “Supply Agreement”). Ipsen acknowledges, understands and agrees that any supply of Licensed SNAs after the [***] GMP batch of Licensed SNAs for Phase I Clinical Trial is subject to [***]. The Supply Agreement shall also include, without limitation, [***], [***], and [***]. Additionally, following the [***], the Parties shall negotiate [***]. Each such [***] shall set forth, among other things, [***] and [***], and shall grant Ipsen access to [***]. On a Program-by-Program basis, Ipsen shall be [***] and have [***] for Manufacturing the Licensed SNAs and Licensed Products for the Development and Commercialization thereof in the Territory [***], in each case subject to the licenses granted to Ipsen under Article 7. For clarity, Ipsen shall not have the right to Manufacture or have Manufactured any Licensed SNA and Licensed Products for clinical or commercial use [***].

6.2Manufacturing Technology Transfer. The Parties shall enter into a Manufacturing technology transfer agreement (the “Manufacturing Technology Transfer Agreement”) [***], [***],

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
providing for [***]. During the term of the Supply Agreement, [***], following the delivery of the [***] GMP batch of the Licensed SNAs to Ipsen for Phase I Clinical Trial use with respect thereto, Exicure shall within [***] initiate and provide, and Ipsen will accept and [***] implement, [***], [***], it being acknowledged, understood and agreed that the [***] shall be deemed complete [***]. During [***], any [***] will be made by Exicure (or its subcontractor), with Ipsen’s [***] cooperation and assistance. Exicure shall be responsible for [***], and such Information or assistance shall be provided on a [***] basis, [***]. Ipsen may, [***], initiate [***], and upon Ipsen’s written request, Exicure will provide such assistance and cooperation [***] in completing such [***]; provided that Exicure will not be required to provide any assistance or cooperation that was not [***]; provided further that [***]. Notwithstanding anything herein to the contrary, Exicure shall not be responsible for any [***].

ARTICLE 7

LICENSES AND EXCLUSIVITY

7.1Licenses to Ipsen Upon Exercise of the Option. On a Program-by-Program basis, only upon the exercise of the First Option (pursuant to Section 3.1) or the Second Option (pursuant to Section 3.6), and in each case subject to the terms and conditions of this Agreement, including Section 3.8, [***], Exicure agrees to grant and hereby grants to Ipsen the following royalty-bearing licenses:

(a)a non-transferable (subject to Section 15.6), exclusive [***], under Exicure’s interest in the Exicure SNA Technology and the Exicure Other Technology with respect to such Program, to [***]; and

(b)a non-transferable (subject to Section 15.6), non-exclusive license, with the right to sublicense through multiple tiers (as permitted in accordance with Section 7.3), under Exicure’s interest in the Exicure Background Technology, in each case with respect to such Program, to [***].

For the avoidance of doubt, in the event any Licensed Product is a Combination Product, the licenses granted herein are limited to the Licensed SNA(s) in such Combination Product, and do not cover any Other API in such Combination Product.
7.2Exicure Retained Rights; Licenses to Exicure.

(a)Notwithstanding the exclusive license granted to Ipsen pursuant to Section 7.1(a), Exicure hereby retains the right under the Exicure SNA Technology and the Exicure Other Technology solely to (i) perform (or to have performed) the activities assigned to or contemplated to be carried out by Exicure under this Agreement, including [***]; and (ii) subject to Section 7.6, discover, [***].

(b)Notwithstanding any provision to the contrary in this Agreement, Ipsen acknowledges and agrees that the rights and licenses granted to Ipsen pursuant to Section 7.1 are subject to the applicable terms of [***] with respect to the [***] that is being sublicensed thereunder.

(c)Subject to the terms and conditions of this Agreement, Ipsen hereby grants to Exicure (i) a non-exclusive, non-transferable, sublicensable (as permitted in accordance with Section 7.3), royalty-free, fully-paid license, under the Ipsen Licensed Technology, solely to perform [***]; and (ii) on a Program-by- Program basis, a non-exclusive license and right of reference with respect to [***], to the extent [***].

7.3Sublicensing.

(a)Scope of Permissible Sublicensing.

(i)The licenses granted by Exicure to Ipsen in Section 7.1 may be sublicensed (through multiple tiers) by Ipsen to: (A) Affiliates of Ipsen, provided that any such sublicense to an

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Affiliate of Ipsen will immediately terminate if and when such party ceases to be an Affiliate of Ipsen, or (B) Sublicensees, on the following conditions: (1) [***], and (2) [***]. Ipsen agrees to (x) notify Exicure in writing no later than [***], and (y) provide Exicure with a copy of such executed sublicense agreement with a Sublicensee within [***] after the effective date of such agreement (subject to [***] redaction as Ipsen [***] believes appropriate to comply with confidentiality obligations, including financial provisions and sensitive information as applicable).

(2)The licenses granted by Ipsen to Exicure in Section 7.2(b) may be sublicensed by Exicure to (A) Affiliates of Exicure without any requirement of consent, provided that any such sublicense to an Affiliate of Exicure will immediately terminate if and when such party ceases to be an Affiliate of Exicure, or (B) Third Party contract research organizations to perform Exicure’s responsibilities assigned or contemplated under this Agreement, in each case upon [***] written notice to Ipsen; provided that (1) [***], (2) [***], and (3) Exicure will provide Ipsen with a copy of the executed sublicense agreement with a non-Affiliate Third Party within [***] after the effective date of such agreement (subject to [***] redaction as Exicure [***] believes appropriate to comply with confidentiality obligations, including financial provisions and sensitive information as applicable).

(b)Survival of Sublicenses. Upon termination of this Agreement for any reason, all sublicenses granted pursuant to Section 7.3(a) shall automatically terminate. Upon the request of any Sublicensee not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Exicure shall [***]. Under any such [***], [***]. Under such [***], [***].

(c)Ipsen, its Affiliates and Sublicensees may, following exercise of the applicable Options, engage subcontractors to perform activities on their behalf in their [***]. In all cases, Ipsen shall ensure that (a) [***], and (b) [***].

7.4No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license or other rights, express or implied, under any intellectual property rights (whether by implication, estoppel or otherwise). Without limiting the generality of the foregoing, Ipsen agrees not to use any [***] outside the scope of the licenses granted under Section 7.1, and Exicure agrees not to use any of the [***] outside of the scope of the rights and licenses granted under Section 7.2.

7.5Technology Transfer. On a Program-by-Program basis:

(a)[***] following the receipt of the Option Fee for such Program, Exicure will provide to Ipsen with (i) [***]; (ii) [***]; and (iii) [***];

(b)following the receipt of the Option Fee for such Program, from time to time during the Term for such Program, [***], Exicure will provide to Ipsen [***];

(c)following the receipt of the Option Fee for such Program, during the Term for such Program, Exicure will [***] cooperate with Ipsen to facilitate the technology transfer of [***] to Ipsen to enable the [***] and [***] in the Territory. Such cooperation will include providing Ipsen with [***]. Ipsen will [***]; and

(d)following the receipt of the First Option Fee for such Program following [***], Exicure shall, [***], either (i) [***]; (ii) [***]; or (iii) [***] provided that, in the event Ipsen has been adjudicated by a court of competent jurisdiction to lack standing to enforce any such agreement or contract against any Third Party subcontractor or vendor despite Ipsen’s best efforts to assert and defend such standing, Exicure shall enforce such agreement or contract against such Third Party subcontract or vendor as directed by Ipsen. Exicure’s obligation under clauses (ii) and (iii) above in connection with enforcement activities pursuant to this Section 7.5(d) shall in no event exceed [***] hours of FTE time in the aggregate. To the extent Exicure remains a party to an agreement or contract it had entered into in connection with its [***], it agrees to maintain in full force and effect such agreement or contract in order to fulfill its obligations thereunder in connection with this Agreement.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

7.6Exclusivity.

(a)Exclusivity Covenant.

(i)[***]. [***], with respect to the [***], Ipsen will not, directly or indirectly, whether by itself or through an Affiliate: (A) [***];
(B)[***]; (C) [***]; or (D) for clarity, [***], Exicure will not, directly or indirectly, whether by itself or through an Affiliate: (a) [***]; (b) [***]; (c) [***]; or (d) [***]. [***], with respect to the [***], Exicure will not, directly or indirectly, whether by itself or through an Affiliate (X) [***]; (Y) [***]; or (Z) [***].

(ii)[***]. [***], with respect to the [***], Ipsen will not, directly or indirectly, whether by itself or through an Affiliate: (A) [***]; (B) [***]; (C) [***]; or (D) for clarity, [***]. During the Term with respect to the [***], Exicure will not, directly or indirectly, whether by itself or through an Affiliate: (a) [***]; (b) [***]; (c) [***]; or (d) for clarity, [***]. [***], with respect to the [***], Exicure will not, directly or indirectly, whether by itself or through an Affiliate (X) [***]; (Y) [***]; or (Z) [***].

(iii)Meaning of “Known”. For purposes of this Section 7.6(a), “Known” means, with respect to any [***] that is licensed, sublicensed and acquired by a Party or an Affiliate, that either (A) such Party or its Affiliate has [***] or (B) credible information is generally publicly available, that [***].

(iv)[***]. Notwithstanding the foregoing provisions of this Section 7.6(a), nothing herein shall prohibit either Party or its Affiliates from, either itself, or together with or through enabling (including through a grant of rights to) any Third Party, Exploiting any [***] that (A) [***], and (B) [***], nor prohibit Exicure or any of its Affiliates from, either itself, or together with or through enabling (including through a grant of rights to) any Third Party, Exploiting any [***] for [***]. Notwithstanding anything to the contrary herein, any off-label use of any such [***] by any Person that is not supported (financially or in-kind) by a Party, its Affiliates or sublicensees (in Exicure’s case) or Sublicensees (in Ipsen’s case) shall not constitute a breach by such Party of this Section 7.6. “[***]” means, [***].

(b)Exceptions to Exclusivity.

(i)Any New Affiliate shall not be bound by the exclusivity conditions set forth in Section 7.6(a); provided that, on a Program-by-Program basis, during the Term with respect to the applicable Program, any such New Affiliate shall not directly or indirectly use or practice any Exicure Licensed Technology, Ipsen Licensed Technology or Confidential Information of Exicure or Ipsen in Researching, Developing, Manufacturing or Commercializing a [***] (in the case of the HD Program) or a [***] (in the case of the A-S Program).

(ii)Notwithstanding Section 7.6(a), in the event that a Party or its Affiliate acquires a Third Party or a portion of the assets or business of a Third Party (whether by merger, stock purchase, purchase of assets, reorganization, consolidation or otherwise) that is, [***], conducting a Research, Development or Commercialization program that, if conducted by such Party at such time, would be a breach of such Party’s exclusivity obligation in Section 7.6(a), such Party or its Affiliate shall either (A) comply with the obligations set forth in Section 7.6(b)(i) to the extent permitted therein; (B) [***] divest the applicable Competitive Product [***], and [***] after the closing of such acquisition; provided that (1) such [***] time period shall be extended if at the expiration of such time period (and any extensions thereto) such Party provides competent evidence of [***]; provided, however, such extension shall not exceed [***] following the end of such [***] period, (2) such Party or its Affiliate shall comply with the obligations set forth in Section 7.6(b)(i) during such [***] time period or any extension to the time period pursuant to clause (1) above, and (3) such Party or its Affiliate shall [***] if such Party or its Affiliate has not [***]; or (C) suspend the Research, Development and

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Commercialization activities with respect to such Competitive Product [***]; and in either case for clauses (B) or (C), such Party or its Affiliate shall not be deemed in breach of Section 7.6(a) with respect to such Competitive Product so long as [***].

ARTICLE 8

FINANCIALS

8.1Upfront Payment. Within [***] after the Effective Date, in consideration for the rights granted to Ipsen hereunder, Ipsen will pay Exicure a [***], non-refundable, non-creditable upfront payment of Twenty Million Dollars (US$20,000,000).

8.2Preparation Costs and Option Fee. On a Program-by-Program basis, during the First Option Period for such Program, Ipsen will [***], regardless of whether Ipsen exercises the First Option for such Program. On a Program-by-Program basis, [***] Ipsen will pay to Exicure a [***], non-refundable, non-creditable payment of (a) Ten Million Dollars (US$10,000,000) [***], in the event the Option Exercise Notice is the First Option Exercise Notice (the “First Option Fee”), or (b) Twenty-Five Million Dollars (US$25,000,000) [***], in the event the Option Exercise Notice is the Second Option Exercise Notice (the “Second Option Fee”; together with the First Option Fee, the “Option Fees”); provided, however, if HSR or other clearance is required by a Governmental Authority pursuant to Section 3.8 in order to comply with Applicable Law, such [***] period shall only begin and such payment shall be made only after obtaining such clearance. Any Option Fee will be made by wire transfer of immediately available funds into an account designated in writing by Exicure. If Ipsen fails to deliver any Option Fee within such [***] period, then the applicable Option, and all licenses and other rights granted under such Option, shall be deemed terminated, null and void.

8.3Development Milestone Payments. On a Program-by-Program basis, in consideration for the rights granted to Ipsen under this Agreement, Ipsen will make the following Development milestone payments to Exicure upon the occurrence of each of the following milestone events for such Program:

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

	Development Milestone Events	Development Milestone Payments (US$)
(1)	[***]	Five Million Dollars ($5,000,000)
(2)	[***]	[***]
(3)	[***]	[***]
(4)	[***]	[***]
(5)	[***]	[***]
(6)	[***]	[***]

(a)Clarification.

(i)For the avoidance of doubt, and for illustration purposes only, assume that Ipsen has not yet made any payments to Exicure for any Development milestone events and then a first Licensed Product achieves the first three (3) milestone events and immediately after [***], Ipsen decides to cease Development of such Licensed Product. Ipsen would pay Exicure the first three (3) milestone payments upon the attainment of such Development milestone events by such Licensed Product. Then, assume that a second Licensed Product achieves the first four (4) Development milestone events. With respect to the second Licensed Product, Ipsen would pay Exicure only the fourth (4th) milestone amount as a result of the attainment of the fourth (4th) Development milestone event by such Licensed Product.

(ii)For clarity, the Development milestone payments under this Section 8.3 will each be payable only once and be owed and payable to Exicure whether the Development milestone event triggering such Development milestone payment was achieved by Ipsen or any of its Affiliates or Sublicensees. The “first Licensed Product” referenced in the applicable Development milestone event in

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
this Section 8.3 does not mean the same Licensed Product, but refers to the first Licensed Product that achieves the applicable Development milestone event.

(iii)For clarity, if a Development milestone event under this Section 8.3 is achieved and any Development milestone payment with respect to any previous Development milestone event under (1)-(3) of this Section 8.3 has not been paid, then Ipsen shall pay [***] within [***] of achievement of such subsequent Development milestone event, regardless of whether the prior Development milestone event has been achieved.

(b)Notice; Payment. Exicure will provide Ipsen with written notice of the achievement of the first (1st) Development milestone event set forth in this Section 8.3 within [***] after the achievement of such Development milestone event, [***]. Ipsen will provide Exicure with written notice of the achievement of each of the other Development milestone events set forth in this Section 8.3 within [***] after the achievement of the applicable Development milestone event by Ipsen or its Affiliate, or within [***] after Ipsen has notification of the achievement of the applicable milestone event by a Sublicensee, which notification Ipsen shall ensure that the Sublicensee will provide [***]. [***]. Ipsen shall pay the applicable Development milestone payment [***]. For the avoidance of doubt, any failure or delay of Exicure in relation to invoicing Ipsen for a Development milestone payment under this Section 8.3 shall not prejudice the rights of Exicure to receive the relevant Development milestone payment and shall only be relevant to the timing of receipt of such Development milestone payment. Each such payment will be made by wire transfer of immediately available funds into an account designated by Exicure.

8.4Commercial Milestone Payments.

(a)On a Program-by-Program basis, Ipsen will make the following [***] commercial milestone payments to Exicure upon the occurrence of each of the following commercial milestone events for such Program:

	Commercial Milestone Events	Commercial Milestone Payments (US$)
(1)	[***]	[***]
(2)	[***]	[***]
(3)	[***]	[***]
(4)	[***]	[***]
(5)	[***]	[***]
(6)	[***]	[***]
(7)	[***]	[***]
(8)	[***]	[***]
(b)Clarification. For clarity, the commercial milestone payments will each be payable only once and shall be additive such that if multiple commercial milestone events are achieved in the same [***], then the commercial milestone payments for all such commercial milestone events shall be payable. The “first Licensed Product” referenced in the applicable commercial milestone event in this Section 8.4 does not mean the same Licensed Product, but refers to the first Licensed Product that achieves the applicable commercial milestone event.

(c)Notice; Payment. Ipsen will provide Exicure with written notice of the achievement of each of commercial milestone [***] set forth in this Section 8.4 within [***] after such achievement by Ipsen or its Affiliates or Sublicensees. Ipsen will provide Exicure with written notice of the achievement of each of commercial milestone events [***] set forth in this Section 8.4 within [***] after the end of

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
[***] in which the applicable milestone event was achieved by Ipsen or its Affiliates or Sublicensees. [***] Ipsen shall pay the associated commercial milestone payment [***]. For the avoidance of doubt, any failure or delay of Exicure in relation to invoicing Ipsen for a commercial milestone payment under this Section 8.4 shall not prejudice the rights of Exicure to receive the relevant commercial milestone payment and shall only be relevant to the timing of receipt of such commercial milestone payment. Each such commercial milestone payment will be made by wire transfer of immediately available funds into an account designated by Exicure.

8.5Royalties.

(a)Net Sales Royalty. On a Program-by-Program basis, Ipsen will pay to Exicure royalties on [***] and [***] basis on [***] worldwide Net Sales for all Licensed Products in such Program during the applicable Royalty Term at the royalty rates (“Royalty Rates”) set forth below (the “Net Sales Royalty”):

[***] worldwide Net Sales of all Licensed Products in the Program	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

The applicable Net Sales Royalty shall be calculated by reference to the [***] worldwide Net Sales of all Licensed Products in such Program in [***]. By way of example, in the first [***] of the [***], if the worldwide Net Sales of all Licensed Products in such Program for which royalties are due under this Section 8.5(a) were [***], the following royalty payment for the [***] would be payable under this Section 8.5(a): ([***]) + ([***]) + ([***]) + ([***])
+ ([***]) = [***].

For clarity, once Ipsen’s royalty obligations for [***], the [***] will be excluded from royalty calculations (including thresholds and ceilings). The Net Sales Royalty calculation will be delivered in writing by Ipsen to Exicure within [***] of each applicable [***] and will include, on a Program-by-Program basis, [***]. [***] Ipsen shall pay the associated payment [***]. For the avoidance of doubt, any failure or delay of Exicure in relation to invoicing Ipsen for a payment under this Section 8.5(a) shall not prejudice the rights of Exicure to receive the payment and shall only be relevant to the timing of receipt of such payment. Ipsen will pay the Net Sales Royalty in United States dollars by wire transfer to an account designated in writing by Exicure.

(b)True-Up; Adjustments.

(i)True-Up. On a Program-by-Program basis, during the Term for such Program, on [***] basis, following the first [***] in which the First Commercial Sale for such Program occurs, Ipsen shall perform a “true up” reconciliation (and shall provide Exicure with a written report of such reconciliation) of the [***] in the definition of “Net Sales.” The reconciliation shall be based on [***]. If the foregoing reconciliation report shows an underpayment by Ipsen, Ipsen shall pay the shortfall to Exicure within [***] after the date of delivery of such report. If the foregoing reconciliation report shows [***], the amount of the difference shall be offset against [***].

(ii)Adjustments. On a Program-by-Program basis, within [***] after the termination or expiration of this Agreement with respect to such Program, Ipsen shall perform a “true-up” reconciliation (and shall provide Exicure with a written report of such reconciliation) of the [***] outlined in the definition of “Net Sales.” If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing payment to the other Party shall pay [***] within [***] after the date of delivery of such report.

(c)Reductions.

(i)If Ipsen, an Affiliate or a Sublicensee makes a royalty payment under any agreement with a Third Party pursuant to which Ipsen or such Affiliate or a Sublicensee obtains a license under a Patent in a specific country owned or controlled by such Third Party, absent which license the sale of a Licensed Product in such country would constitute infringement of such Patent in such country, then during the term of such license, Ipsen may offset against the royalties due to Exicure for Net Sales of such Licensed Product in such country an amount equal to [***], subject to Section 8.5(c)(iv); provided that, in the event that such license can be used for products other than [***], any upfront and milestone payments may be offset to the extent such payments is allocated to the Licensed Products; provided further that in the event of a Dispute regarding such allocation, the matter shall be finally resolved under Section 14.1(c).

(ii)If, pursuant to Section 8.5(a), any royalties are payable on Net Sales of a Licensed Product attributable to the United States where there is no Patent within the Exicure Licensed Technology, in each case that contains a Valid Claim covering [***] of such Licensed Product in the United States (i.e., royalties are payable on Net Sales of such Licensed Product in the United States only on the basis of clause (b) or (c) in the definition of Royalty Term in Section 1.158), then the Royalty Rates applicable to those Net Sales of such Licensed Product for the United States will be reduced by [***] percent ([***]) from those set forth in Section 8.5(a), subject to Section 8.5(c)(iv).

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

(iii)Subject to Section 8.5(c)(iv), on a Licensed Product-by-Licensed Product and country-by-country basis, if during any [***], there is [***] for such Licensed Product in such country and the aggregate Net Sales of such Licensed Product in such country during any [***] following the [***] are at least [***] percent ([***]) lower than the aggregate Net Sales of such Licensed Product in such country [***], then the Royalty Rate applicable to Net Sales of such Licensed Product in such country in such [***] will be reduced by [***] percent ([***]) of the applicable Royalty Rate that would otherwise be owed on such Net Sales of such Licensed Product in such country under Section 8.5(a); provided, that if the aggregate Net Sales of such Licensed Product in that country during any [***] following the [***] are at least [***] percent ([***]) lower than the aggregate Net Sales of such Licensed Product in such country [***], then the Royalty Rate applicable to Net Sales of such Licensed Product in such country in such [***] will be reduced by [***] percent ([***]) of the applicable Royalty Rate that would otherwise be owed on such Net Sales of such Licensed Product in such country under Section 8.5(a). Ipsen will [***] notify Exicure of the occurrence of [***], which notice will specify [***].

(iv)Notwithstanding Sections 8.5(c)(i), 8.5(c)(ii) and 8.5(c)(iii), in no event shall any [***] decrease the Net Sales Royalties otherwise due to Exicure by more than [***] percent ([***]) of the Net Sales Royalties that would have been payable [***].

(d)Payment Method and Currency Exchange.    All payments due to a Party hereunder shall be made via wire transfer of immediately available USD funds to an account designated in writing by that Party to the other Party. The account information for the upfront payment in Section 8.1 is set forth in Schedule 8.5(d). For any currency conversion required in determining the amount of payments due hereunder, such conversion shall be made as follows: (a) when calculating Net Sales, the amount of such sales in foreign currencies shall be converted into USD using [***] and (b) when calculating all other sums due under this Agreement, the amount in foreign currencies shall be converted into USD using [***].

(e)Net Sales Audit Rights.

(i)Exicure will have the right to engage, [***], subject to this Section 8.5, an independent internationally recognized public accounting firm chosen by Exicure and [***] (which accounting firm will not be the external auditor of Exicure, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of Ipsen for the purposes of confirming Ipsen’s compliance with the Net Sales Royalty provisions of this Agreement.

(ii)The CPA Firm will be given access to and will be permitted to examine such books and records of Ipsen as it will [***] request, upon [***] prior written notice having been given by Exicure, during regular business hours, for the sole purpose of determining compliance with the Net Sales Royalty provisions of this Agreement. [***], the CPA Firm will enter into a confidentiality agreement [***] with respect to the Information to which it is given access and will not contain in its report or otherwise disclose to Exicure or any Third Party any information labeled by Ipsen as being confidential customer information regarding pricing or other competitively sensitive proprietary information.

(iii)Within [***] after completion of the CPA Firm’s audit, Ipsen will pay to Exicure [***]. If the report of the CPA Firm shows that Ipsen overpaid, then Ipsen will [***]. If no royalty is then owed to Exicure, then Exicure will remit such overpayment to Ipsen. If the report of the CPA Firm shows a discrepancy between [***] and [***], and such discrepancy exceeds [***] percent ([***]) of the amount audited, then in addition to the payment [***], [***] will be paid by Ipsen.

(iv)Exicure’s exercise of its audit rights under this Section 8.5(d) may not

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(A) be conducted for any [***] more than [***] after the end of such [***] to which such books and records pertain, (B) be conducted more than once in any [***] period ([***]), or (C) be repeated for any [***].

8.6Taxes. Any payment payable by Ipsen to Exicure under this Agreement shall be paid exclusive of any and all taxes, including any withholding taxes, value-added or similar taxes (“VAT”), sales taxes, turnover taxes or any comparable taxes required by Applicable Law. The Parties agree to pay for any value-added taxes, sales taxes, turnover taxes or any comparable taxes according to their national law in addition to prices set forth in this Agreement. [***]. Ipsen shall deliver to Exicure an original version of the receipt issued by the competent authority in relation to the payment of this tax. In case a double tax treaty would provide for [***], Ipsen shall give written notice of its intention to withhold and allow Exicure sufficient time to furnish any documentation or forms to the applicable Governmental Authority to minimize or eliminate such withholding. In the event the aforementioned documentation or forms is not provided to Ipsen by Exicure, at Ipsen’s option, Ipsen shall either (i) postpone the payment [***], or (ii) pay [***] after applying tax withholdings required by Applicable Law and borne by Exicure. Ipsen shall provide Exicure with receipts from the appropriate taxing authority for all payments of taxes withheld and paid by Ipsen to such authorities on behalf of Exicure. Exicure shall have the right to appeal to the appropriate taxing authority any such withholding and payment of such taxes. Notwithstanding anything in this Agreement to the contrary, (i) if an assignment or sublicense of Ipsen’s rights or obligations under this Agreement, or failure to comply with Applicable Laws or filing or record retention requirements by Ipsen leads to the imposition or increase of withholding tax or other tax liability on Exicure that would not have been imposed in the absence of such action that cannot be avoided by furnishing the relevant documentation or forms to the applicable Governmental Authority to minimize or eliminate such withholding, then [***], (ii) otherwise, the sum payable by Ipsen (in respect of which such deduction or withholding is required to be made) shall be [***]. Each Party will provide the other with timely and [***] assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party effectively bearing such withholding tax or VAT. If [***], and if Exicure subsequently obtains a tax credit or deduction on account of any such withholding tax, VAT or similar payment obligation paid by Ipsen (or any fraction thereof), Exicure shall [***].

8.7Change in Accounting Periods. From time to time, either Party may change [***]. If a Party notifies the other of a change in [***], then thereafter, beginning with the period specified in the notice, the payment, reporting and other obligations hereunder related to Calendar Quarters and Calendar Years will be deemed satisfied by compliance therewith in accordance with the new reporting periods (fiscal reporting periods or calendar reporting periods, as the case may be) instead of the previously utilized reporting periods. The Parties will cooperate [***] to minimize any disruption caused by any such change.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1Ownership of IP.

(a)Exicure shall own all rights, title and interest (including intellectual property rights) in and to the Materials and Information supplied by Exicure to Ipsen under this Agreement. Ipsen shall not imply or represent to any Person that it is the owner of such Materials or Information.

(b)On a Program-by-Program basis, as between the Parties, Exicure will solely own all rights, title and interest (including intellectual property rights) in and to all Inventions and Results in such Program created or conceived (collectively, “Invented”) during the R&D Terms or the Option Periods for such Program ([***]) (i) solely by or on behalf of Ipsen pursuant to this Agreement (the “Ipsen R&D Term Inventions”), (ii) solely by or on behalf of Exicure pursuant to this Agreement, or (iii) jointly by or on behalf of Ipsen and Exicure pursuant to this Agreement (the “Joint R&D Term Inventions”) ((i)-(iii)

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
collectively, the “R&D Term IP”). For the avoidance of doubt, in the event an Invention or Result is conceived [***] but finally created [***], this Section 9.1(b) controls the ownership of rights, title and interest in and to it. Ipsen will [***] disclose to Exicure any and all Ipsen R&D Term Inventions and Joint R&D Term Inventions, and will provide Exicure such documentation regarding the same as [***]. Ipsen, for itself and on behalf of its Affiliates, licensees and Sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to Exicure all Ipsen’s right, title and interest in and to the Ipsen R&D Term Inventions and the Joint R&D Term Inventions. Ipsen will [***] cooperate, and will cause the foregoing Persons and entities to [***] cooperate, with Exicure to effectuate and perfect the foregoing ownership, including by [***].

(c)On a Program-by-Program basis, ownership of rights, title and interest in and to all Inventions and Results in such Program Invented by or on behalf one or both of the Parties pursuant to this Agreement solely after [***] for such Program, if any (the “Other IP”), shall follow inventorship, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred); provided that inventorship with respect to any Patent shall be determined in accordance with the patent laws of the specific country or other jurisdiction in which such Patent was applied for. Without limiting the generality of the foregoing, as between the Parties, Other IP Invented solely by or on behalf of Exicure after [***] will be solely owned by Exicure (the “Exicure Other IP”), Other IP Invented solely by or on behalf of Ipsen after [***] will be solely owned by Ipsen (the “Ipsen Other IP”), and Other IP Invented jointly by on or behalf of Exicure and Ipsen after the Option Exercise Date will be jointly owned by both Parties (the “Joint Other IP”). Each Party will have [***]. Each Party, for itself and on behalf of its Affiliates, licensees and sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party [***] Joint Other IP.

9.2Prosecution, Maintenance & Enforcement.

(a)Ipsen Other IP. Ipsen will [***] file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office), maintain and enforce intellectual property rights pertaining to the Ipsen Other IP [***].

(b)R&D Term IP, Exicure Other IP, and Joint Other IP. Subject to Section 9.2(c), Exicure will [***] to file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office), maintain and enforce intellectual property rights pertaining to the R&D Term IP, the Exicure Other IP, and the Joint Other IP [***].

(c)Exicure Licensed Technology.

(i)Notwithstanding the provisions in Section 9.2(b), Exicure will control the preparation, filing for, and prosecution and maintenance of (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) all Patents (A) in the Exicure SNA Technology, and (B) in the Exicure Other Technology (collectively, the “Exicure SNA Patents”), [***], as well as filing for any patent term extensions or similar protections, subject to Section 9.6, provided that Exicure shall consider diligently, [***] all input received from Ipsen regarding such prosecution and maintenance. Without limiting the generality of the foregoing, Exicure will (v) provide Ipsen copies of and a reasonable opportunity to review and comment upon [***], (w) provide Ipsen with a copy of each [***], (x) keep Ipsen advised of the status of all [***], (y) give Ipsen copies of and a reasonable opportunity to review and comment on [***], and (z) [***] consider [***] Ipsen’s comments on [***]. Ipsen will provide Exicure any cooperation or assistance [***] in connection with [***], and Ipsen will [***]. Notwithstanding the foregoing, Exicure’s obligations under this Section 9.2(c)(i) with respect to Patents in the Exicure Other Technology shall be limited to [***].

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

(ii)On a Program-by-Program basis, if Exicure declines to file for, prosecute or maintain (including defending or prosecuting office actions, prosecutions or interferences) any Exicure SNA Patent with respect to such Program after [***], it will give Ipsen [***] notice thereof and thereafter, Ipsen may, upon written notice to Exicure and [***], control the filing for, prosecution and maintenance of such Exicure SNA Patent thereafter. Without limiting the generality of the foregoing, within [***] after receiving the written notice from Ipsen, Exicure will (to the extent not previously provided) (x) provide Ipsen, [***], with copies of all documents (including file histories and then current dockets) for such Exicure SNA Patent for which Ipsen has the right to file, prosecute and maintain, pursuant to this Section 9.2(c)(ii) and that are in the file maintained by Exicure’s in-house or outside patent counsel for such Exicure SNA Patent or otherwise available to Exicure, including any communications, filings and drafts as well as written notice of any pending deadlines or communications for such Exicure SNA Patent (provided, however, that Exicure will provide notice of pending deadlines [***] after receiving the written notice from Ipsen so as to ensure adequate time and coordination with respect to such deadlines), and (y) execute and deliver any legal papers [***] to effectuate transfer of control of the filing, prosecution and maintenance of such Exicure SNA Patent (excluding papers that transfer any right, title or interest in or to the Exicure SNA Patent other than such control).

(iii)Each Party will [***] cooperate with the other Party in the filing, prosecution, defense, and maintenance of the Exicure SNA Patents. Such cooperation includes [***] executing all documents, requiring inventors to be available to discuss and review applications and other filings, and requiring inventors, subcontractors, employees and consultants and agents of such Party and its Affiliates, and for Ipsen and its Affiliates and Sublicensees, to execute all documents, [***] so as to enable the prosecution and maintenance of any such Exicure SNA Patents.

9.3Defense and Settlement of Third Party Claims. On a Program-by-Program basis, from and after [***], if a Third Party asserts that a Patent or other right owned by it is infringed by the Exploitation of any Licensed SNA or Licensed Product in the Territory, Ipsen will have the first right to defend against any such assertions [***]. Ipsen will have the first right to control the defense of any such Third Party claims [***] and to elect to settle such claims (except as set forth below). Exicure will assist Ipsen and cooperate in any such litigation at Ipsen’s request, and Ipsen will [***]. Exicure may join any defense pursuant to this Section 9.3, with its own counsel, [***]. Ipsen may settle or consent to the entry of any judgment in any enforcement action hereunder without Exicure’s prior written consent so long as such settlement or judgment does not impose any liability (financial or otherwise) on, or otherwise [***]. Should Ipsen fail to defend against any such assertion [***], Exicure will have the right to do so, [***]. Ipsen will assist Exicure and [***] cooperate in any such litigation at Exicure’s request. Ipsen may join any such defense brought by Exicure pursuant to this Section 9.3, with its own counsel, [***]. Exicure will not settle or consent to the entry of any judgment in any enforcement action hereunder without Ipsen’s prior written consent, [***]. Exicure will give Ipsen [***] written notice of any allegation by any Third Party that a Patent or other right owned by it is infringed by the Exploitation of any Licensed SNA or Licensed Product. Each Party will pay any amounts due to the other Party under this Section 9.3 [***]. If Ipsen is obligated under Section 11.1 to indemnify Exicure (including any Exicure Indemnitee) with respect to such claim, then the process described in Section 11.3 of this Agreement shall govern the procedure for defending against such claim rather than this Section 9.3. Except as otherwise provided in Article 11, any settlement or license fees incurred by Ipsen to the Third Party under this Section 9.3 will be allocated in accordance with the principle set forth in Section 8.5(c)(i) to the extent that the Patent that is the subject of such settlement license would be infringed by the sale of the Licensed Product in the relevant country.

9.4Enforcement.

(a)On a Program-by-Program basis, from and after [***] for such Program, in the event that (i) Exicure or Ipsen becomes aware of any actual or suspected infringement of any Exicure SNA Patent with respect to such Program by a product primarily targeting the Target in such Program, (ii) any such Exicure SNA Patent is challenged in any action or proceeding (other than [***]) or (iii) Exicure

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
or Ipsen receives a Notice of Paragraph IV Patent certification as described in Section 9.6(c), such Party will notify the other Party [***], and following such notification, the Parties will confer. Ipsen will have the sole right, but will not be obligated, to defend any such action or proceeding or bring an infringement action with respect to such infringement [***], in its own name and entirely under its own direction and control, or, subject to Exicure’s prior written consent, [***], conditioned or delayed, settle any such action or proceeding by sublicense (including, [***], granting a sublicense, covenant not to sue or other right with respect to a compound or product (including a [***]) in the Territory). Exicure will [***] assist Ipsen in any action or proceeding being defended or prosecuted if so requested, and will be named in or join such action or proceeding if requested by Ipsen. If Exicure elects to be represented by legal counsel it will bear [***]; provided, that, Ipsen will bear [***].

(b)Damages. In the event that Ipsen exercises the rights conferred in this Section 9.4 and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will first be applied to [***]. If such recovery is insufficient to cover [***], the Parties will be paid [***]. If after [***] any funds will remain from such damages or other sums recovered, such funds will be allocated between the Parties as follows: the remaining recovery (up to [***] determined in the action or proceeding or as agreed in the settlement or [***]) will be treated as Net Sales hereunder and subject to [***], and all the remaining recovery other than [***] will be paid [***] percent ([***]) to Ipsen and [***] percent ([***]) to Exicure.

9.5Trademarks. Subject to the remainder of this Section 9.5, on a Program-by-Program basis, from and after [***], Ipsen will solely own all right, title and interest in and to any trademarks adopted for use with the Licensed Products in such Program in the Territory, and will be responsible and have sole authority for the registration, filing, maintenance and enforcement thereof. Neither Party will do or authorize to be done any act or thing which [***] impair the rights of the other Party in any of the other Party’s trademarks (or the registrations or applications therefor), including adopting, using or claiming any right of interest in or to any of the other Party’s trademarks (or the registrations or applications therefor) or any confusingly similar trademarks (or the registrations or applications therefor) in a manner that might amount to infringement, dilution, unfair competition or passing off of any of the other Party’s trademarks (or the registrations or applications therefor), in each case without the other Party’s consent.

9.6Patent Extensions; Orange Book Listings; Patent Certifications. On a Program-by-Program basis, from and after [***]:

(a)Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to any Licensed Product in such Program becomes available, upon Regulatory Approval or otherwise, Ipsen will have the sole right to file for patent term extension or supplemental protection certificates or their equivalents and to determine [***], in each case in the Territory, except that Exicure shall have the sole right with respect to Exicure Background Technology to file for patent term extension or supplemental protection certificates or their equivalents and to determine [***]. Exicure will [***] cooperate with Ipsen so as to enable Ipsen to exercise its rights under this Section 9.6(a). Such cooperation includes [***] executing all documents, requiring inventors to be available to discuss and review any filings, and requiring inventors, subcontractors, employees, consultants and agents of Ipsen and its Affiliates to execute all documents, [***].

(b)Regulatory Exclusivity and Orange Book Listings. With respect to [***], Ipsen shall have the sole right to seek and maintain all such [***] that may be available for the Licensed Products in such Program in the Territory, in consultation with Exicure. Ipsen shall have the sole right to make all filings in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) and all equivalents in any country in the Territory with respect to the Licensed Products in the Territory.

(c)Notification of Patent Certification. Exicure and Ipsen will each notify and provide the other Party with copies of any notice of a Paragraph IV Patent Certification (including any associated

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
documents) with respect to any Exicure SNA Patent with respect to such Program by a Third Party filing an ANDA, an application under § 505(b)(2) of the FD&C Act (as amended or any replacement thereof), or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies will be provided to the other Party within [***] after receipt of such notification and will be sent to the address set forth in Section 15.3.

ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party [***], and covenants, as applicable, as a [***] inducement for such other Party’s entry into this Agreement, as follows:

(a)Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b)Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)No Conflict. It is not a party to and will not enter into any agreement that would prevent it from granting the rights or exclusivity granted or intended to be granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)Bankruptcy; Insolvency. It is not aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.

(e)No Debarment. Such Party is not debarred, has not been convicted, and is not subject to debarment or conviction pursuant to Section 306 of the FD&C Act or any foreign equivalents thereof. In the course of the Research or Development of Licensed SNAs or Licensed Products, such Party has not, to its knowledge, used [***], and will not use, during the Term, any employee, consultant, agent or independent contractor who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority or has been convicted pursuant to Section 306 of the FD&C Act or any foreign equivalent thereof.

(f)Compliance with Applicable Law. Each Party will comply with the Applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement.

10.2Representations, Warranties and Covenants by Exicure. Exicure hereby represents, warrants and covenants to Ipsen [***], and covenants to Ipsen, as applicable, as [***] inducement for Ipsen’s entry into this Agreement, as follows:

(a)No IP Conflicts. Neither Exicure nor any of its Affiliates has entered into any agreement (other than [***]) granting any right, interest or claim in or to, any Exicure Licensed

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Technology to any Third Party that would conflict with the licenses and other rights granted to Ipsen under this Agreement.

(b)No Notice of Infringement or Misappropriation. Exicure has not received and is not aware of any written notice from any Third Party asserting or alleging that any Exploitation of Exicure Licensed Technology, Licensed SNAs or Licensed Products has infringed or misappropriated, or would infringe or misappropriate, the intellectual property rights of any Third Party.

(c)No Misappropriation. To the best knowledge of Exicure, (i) the development, creation, conception and reduction to practice of any inventions and the use, development, creation, conception and reduction to practice of any other Information within Exicure Licensed Technology have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party, and (ii) no employee, consultant, agent or independent contractor of Exicure, or Third Party, has misappropriated any Exicure Licensed Technology. To the knowledge of Exicure, no issued or granted Patent of a Third Party would be infringed, or with respect to any Patent other than [***], would be [***] infringed upon issuance or grant, by the Exploitation of the Licensed SNAs or Licensed Products in accordance with the terms and conditions of this Agreement.

(d)Employee Assignment. [***], Exicure has secured from all employees, consultants, contractors and other Persons who have contributed to the development, creation, conception or invention of any of the Exicure Licensed Technology a written agreement assigning to Exicure or its Affiliates all rights to such developments, creations, conceptions or inventions, and such Affiliates have assigned such rights to Exicure, and neither Exicure nor any of its Affiliates has received any written communication challenging Exicure’s ownership or right to the Exicure Licensed Technology, [***].

(e)Conduct of Research and Development. [***], Exicure has conducted all Research and Development of SNAs in accordance with all Applicable Law.

(f)Third Party Agreements. Other than [***], Exicure is not a party to any Third Party Agreement. Exicure has disclosed to Ipsen a full complete and correct copy of the Existing In-License Agreements, including any amendments or modifications thereto. The Existing In-License Agreements are in full force and effect, Exicure is in full compliance with the Existing In-License Agreements, and neither Exicure nor its Affiliates has received any notice that is or would become with the passage of time an event of default under either of the Existing In-License Agreements. Exicure will maintain the Existing In-License Agreements in full force and effect, will fully perform its obligations thereunder, and will not terminate the Existing In-License Agreements or amend or modify the Existing In-License Agreements in a manner that would [***] affect the rights of Ipsen under this Agreement. Exicure will [***] furnish Ipsen with true and complete copies of all amendments, modifications, consents and waivers to the Existing In-License Agreements to the extent related to either Party’s performance of its obligations or exercise of its rights hereunder. Exicure will furnish Ipsen with copies of all notices received by Exicure or its Affiliates relating to any alleged breach or default by Exicure or its Affiliates under the Existing In-License Agreements within [***] after receipt thereof. Exicure represents and warrants to Ipsen that the agreements listed in Schedule 10.2(f) provide that [***].

10.3No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS Article 10, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1Indemnification by Exicure. Subject to the remainder of this Article 11, Exicure will defend, indemnify, and hold Ipsen, its Affiliates, subcontractors and Sublicensees, and its and their respective officers, directors, employees, and agents (the “Ipsen Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages, fees, expenses or other amounts payable to a Third Party claimant, as well as any [***], all to the extent resulting from claims, suits, proceedings or causes of action (collectively, “Claims”) brought by or on behalf of such Third Party against such Ipsen Indemnitee that arise from or are based on: (a) a breach of any of Exicure’s representations, warranties or obligations under this Agreement; (b) the willful misconduct or grossly negligent acts of Exicure or its Affiliates; (c) violation of Applicable Law by any Exicure Indemnitees; or (d) the Exploitation of Reversion SNAs or Reversion Products by Exicure or its Affiliates or any of their respective sublicensees in the Territory; excluding, in each case ((a), (b), (c) and (d)), any damages or other amounts for which Ipsen has an obligation to indemnify any Exicure Indemnitee pursuant to Section 11.2.

11.2Indemnification by Ipsen. Subject to the remainder of this Article 11, Ipsen will defend, indemnify, and hold Exicure, its Affiliates, subcontractors, licensees and sublicensees, and each of their respective officers, directors, employees, and agents (the “Exicure Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any [***], all to the extent resulting from any Claims brought by such Third Party against such Exicure Indemnitee that arise from or are based on: (a) the Exploitation of Licensed SNAs or Licensed Products by Ipsen or its Affiliates in the Territory; (b) a breach of any of Ipsen’s representations, warranties or obligations under this Agreement; (c) the willful misconduct or grossly negligent acts of Ipsen or its Affiliates; or (d) violation of Applicable Law by any Ipsen Indemnitees; excluding, in each case ((a), (b), (c) and (d)), any damages or other amounts for which Exicure has an obligation to indemnify any Ipsen Indemnitee pursuant to Section 11.1.

11.3Indemnification Procedures. The Party claiming indemnity under this Article 11 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) [***] after learning of the Claim. The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 11.1 or Section 11.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in [***]; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 11.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, [***], of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Claim, provided that (a) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; (b) the Claim does not relate to any criminal or regulatory enforcement proceeding; and (c) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with [***], [***], in connection with the defense. The Indemnified Party may [***]; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, [***], [***]. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party, [***]. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (x) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
Claim in any manner the Indemnified Party may [***] ([***]), and (y) the Indemnified Party reserves any right it may have under this Article 11 to obtain indemnification from the Indemnifying Party.

11.4Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OF ANY KIND ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR WILL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 OR SECTION 11.2, (B) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR (C) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12.

11.5Insurance. During the Term, (a) Ipsen will obtain and maintain, [***], the following minimum required insurance: comprehensive general liability insurance, products liability insurance and clinical trials insurance, each with minimum limits of [***] Dollars (US$[***]) per occurrence and [***] (US$[***]) [***] aggregate; and Exicure will obtain and maintain, [***] general liability insurance with a minimum limit of [***] Dollars (US$[***]) per occurrence and [***] Dollars (US[***]) [***] aggregate. Each Party shall also maintain any mandatory insurance, including but not limited to workers compensation coverage or its applicable foreign equivalent, in accordance with all Applicable Laws and regulations. Commercial insurance shall be obtained from reputable and financially secure insurance carriers having a minimum A.M. Best rating (or equivalent) of A-. Each Party shall ensure continuity of coverage for claims which may be presented during the [***] period following the expiration or termination of this Agreement. Each Party will furnish to the other Party certificates of insurance evidencing the minimum required insurance, including notice of cancellation to be provided in accordance with the terms of the insurance policies. Each Party further agrees to provide written notice to the other within [***] of becoming aware of any [***] which prevents compliance with the foregoing insurance obligations. A Party’s failure to maintain minimum required insurance will be deemed a [***].

ARTICLE 12 CONFIDENTIALITY
12.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information and materials furnished to it by or on behalf of the other Party or its Affiliates in connection with this Agreement (collectively, “Confidential Information”). For clarity, Confidential Information of a Party or its Affiliates will include, without limitation, all information and materials disclosed by such Party or its Affiliates or their respective designees that (a) is marked as “Confidential,” “Proprietary” or with similar designation at the time of disclosure or (b) by its nature can [***] be expected to be considered Confidential Information by the recipient. Information disclosed orally will not be required to be identified as such to be considered Confidential Information. The terms of this Agreement shall be deemed to be the Confidential Information of both Parties. During the Term and at all times thereafter, information relating to the Exicure Background Technology, Exicure SNA Technology and Exicure Other Technology shall be deemed to be the Confidential Information of Exicure. [***], Exicure SNA Technology, Results, Records, the content of Interim Reports, and Licensed SNAs and Licensed Products with respect to such Program shall be deemed to be the Confidential Information of Exicure. Upon exercise of an Option for a Program, Results, Records and the content of Interim Reports, and Licensed SNAs and Licensed Products with respect to such Program shall be deemed to be the Confidential Information of both Parties. During the Term and at all times thereafter, Ipsen Licensed Technology or Ipsen Reversion IP shall be deemed to be the Confidential Information of Ipsen. Notwithstanding the

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
foregoing, Confidential Information will not include any information to the extent that it can be established by written documentation by the receiving Party that such information:

(a)was already known to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)was independently developed by the receiving Party as demonstrated by written documentation prepared contemporaneously with such independent development; or

(e)was disclosed to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

12.2Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party solely as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary): (i) in connection with the performance of its obligations or as [***] in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder, (ii) to the extent such disclosure is [***] necessary or useful in conducting Clinical Trials under this Agreement; or (iii) to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors or lenders, or; (b) to the extent such disclosure is to a Governmental Authority as [***] in filing or prosecuting Patent, copyright or trademark applications in accordance with this Agreement, prosecuting or defending litigation related to this Agreement, or Exicure Licensed Technology, Licensed SNAs or Licensed Products as provided under Article 9, complying with applicable governmental regulations with respect to performance under this Agreement, obtaining Regulatory Approval or fulfilling post-approval regulatory obligations for the Licensed SNAs or Licensed Products, or otherwise required by Applicable Law; provided, however, that if a Party is required by Applicable Law or the rules of any securities exchange or automated quotation system to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give [***] notice to the other Party of such disclosure requirement and, in each of the foregoing, will [***] secure confidential treatment of such Confidential Information required to be disclosed and will only disclose that Confidential Information that is required to be disclosed; (c) to advisors (including lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement, or (d) to the extent mutually agreed to by the Parties. The Parties agree to issue a mutually agreed joint press release [***] after [***], in the form set forth in Exhibit C; thereafter, Exicure and Ipsen may each disclose to Third Parties the information contained in such press release without the need for further approval by the other. Each Party acknowledges and agrees that the other Party may submit this Agreement to the SEC if required by Applicable Law, and if a Party does submit this Agreement to the SEC, such Party agrees to [***]. If a Party is required by Applicable Law to make a disclosure of the terms of this Agreement in a filing with or other submission to the SEC, and (x) such Party has provided copies of the disclosure to the other Party as far in advance of such filing or other disclosure [***], (y) such Party has [***] notified the other Party in writing of such requirement and any respective timing constraints, and (z) such Party has given the other Party [***] to comment upon, request confidential treatment or approve such disclosure, then such Party will have the right to make such public disclosure at the time and in the manner [***] to be required by Applicable Law. Notwithstanding

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
anything to the contrary herein, it is hereby understood and agreed that if a Party seeks to make a disclosure to the SEC as set forth in this Section 12.2, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, will [***]. Each Party will have the right to issue additional press releases or to make public disclosures with the prior written agreement of the other Party.

12.3Prior Agreement. This Agreement supersedes the Existing Confidentiality Agreement. All confidential information exchanged between the Parties under the Existing Confidentiality Agreement will be deemed Confidential Information of the disclosing Party and will be subject to the terms of this Agreement, provided that confidential information disclosed by Ipsen Bioscience, Inc. under the Existing Confidentiality Agreement will be deemed Confidential Information of Ipsen under this Agreement.

12.4Publications. [***], Ipsen may not publish peer reviewed manuscripts, or provide other forms of public disclosure, including abstracts and presentations, of results of Development activities carried out under this Agreement, or otherwise pertaining to the Licensed SNAs, the Licensed Products or Information contained in Exicure Licensed Technology (each, a “Publication”), without the prior written consent of Exicure, [***]. Following Option exercise with respect to a Program, Ipsen may publish or otherwise publicly disclose Publications; provided that, [***], (a) Ipsen will provide to Exicure the opportunity to review such Publication; (b) Exicure will designate a person or persons who will be responsible for reviewing such Publications; and (c) such designated person will respond in writing [***]. Ipsen will remove such Exicure Confidential Information [***], provided that if Ipsen requests Exicure will [***].

12.5Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after [***] both the receiving Party and the disclosing Party will have the right to assert such protections and privileges.

ARTICLE 13

TERM AND TERMINATION

13.1Term. This Agreement will commence on the Effective Date and will expire, on a Program- by-Program basis, on the last day of the Second Option Period for such Program, unless earlier terminated pursuant to this Article 13, or [***]. If Ipsen exercises either the First Option or the Second Option, this Agreement, unless earlier terminated pursuant to this Article 13, will expire on a country-by-country and Licensed Product-by-Licensed Product basis at the end of the applicable Royalty Term (the “Term”). Following the end of the Term for any such Licensed Product and in such country by expiration (but not termination), the licenses granted to Ipsen under Section 7.1 with respect to such Licensed Product and such country will become perpetual, irrevocable, fully paid-up and royalty-free.

13.2Termination by Ipsen. On a Program-by-Program basis, Ipsen will have the right for any or no reason to terminate this Agreement in its entirety with respect to such Program upon [***] prior written notice to Exicure.

13.3Termination for Breach or Insolvency.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
(a)Termination for Breach. Each Party (the “Non-Breaching Party”) will have the right to terminate this Agreement in its entirety if a material breach is applicable to the Agreement taken as a whole, or with respect to a Program, if a material breach is applicable solely with respect to such Program, upon written notice to the other Party (the “Breaching Party”) if the Breaching Party materially breaches its obligations under this Agreement and, after receiving written notice from the Non-Breaching Party identifying such material breach by the Breaching Party[***], fails to cure such material breach within [***] from [***] (or, if such breach cannot be cured within [***] from [***], if the Breaching Party has not commenced or is not diligently continuing [***] to cure such breach; provided that, in any event, such breach must be cured within [***] from the date of such notice) (such [***] or [***] period, the “Cure Period”).

(b)Disputes Regarding Material Breach. If the Parties [***] disagree as to whether there has been a material breach, then the Breaching Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 14, and the applicable Cure Period will be tolled upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is finally determined pursuant to Article 14 that the Breaching Party committed a material breach of this Agreement, then the applicable Cure Period will resume and [***], this Agreement will terminate (in its entirety or with respect to the Program as to which the material breach relates, as applicable) [***]. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and all Cure Periods. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder and each Party will [***] mitigate any damages. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute will be [***] refunded if it is determined [***]. If, as a result of such dispute resolution proceeding, it is determined that [***], then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.

(c)Termination for Insolvency. To the extent permitted by Applicable Law, either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party files or institutes a bankruptcy, reorganization, liquidation, or receivership proceeding or upon the appointment of a receiver or trustee over all or substantially all property of the other Party, or upon an assignment of a substantial portion of the assets of the other Party for the benefit of creditors; provided, however, that in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

13.4Termination for Patent Challenge. If Ipsen or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of any Patent with the Exicure Licensed Technology (each, a “Patent Challenge”), then Exicure will have the right to terminate this Agreement, either in its entirety or with respect to the applicable Program to which a challenge relates, on [***] written notice to Ipsen; such termination to be effective immediately following such notice period; provided that if Ipsen or its Affiliate or Sublicensee withdraws (or causes to be withdrawn) such Patent Challenge within [***] after being requested to do so by Exicure in writing (which termination notice will be deemed a request), then Exicure will have no right to terminate this Agreement pursuant to this Section 13.4. For clarity, Exicure may not terminate this Agreement pursuant to this Section 13.4 if Ipsen or its Affiliate or Sublicensee is required by legal process to be joined as a party in any Patent Challenge by a Third Party. In addition, notwithstanding the foregoing, Exicure will have no right to terminate this Agreement pursuant to this Section 13.4 with respect to: (a) any affirmative defense or other validity, enforceability, or non- infringement challenge, whether in the same action or in any other agency or forum of competent jurisdiction, advanced by Ipsen, or any of its Affiliates or Sublicensees in response to any claim or action brought in the first instance by, or on behalf of, Exicure or any Third Party, or (b) any Patent Challenge that is commenced by a Sublicensee, provided that Ipsen demands that such Sublicensee withdraw such Patent Challenge [***] and terminates the sublicense agreement with the applicable Sublicensee if such Sublicensee does not withdraw such Patent Challenge within [***] after receipt of notice from Ipsen.

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
13.5Effects of Termination.

(a)Effects of Termination Generally. Subject to Section 13.5(c), on a Program-by- Program basis, upon termination of this Agreement in its entirety or with respect to such Program:

(i)Licenses and Exclusivity. All licenses granted in Article 7 with respect to such Program will terminate; provided that such licenses will continue as necessary for the Parties to complete the orderly wind-down of their activities under this Agreement in accordance with Applicable Law and as otherwise required in accordance with Section 13.5(a)(ii). With the exception of such wind-down activities, Ipsen shall immediately [***]. The exclusivity obligations set forth in Section 7.5 with respect to such Program will also terminate.

(ii)Wind-Down. [***], the Parties will begin to wind-down their respective activities under this Agreement with respect to such Program. The JSC, if applicable, will coordinate the wind-down of each Party’s efforts under this Agreement, and, if the JSC has disbanded, then the Parties will establish an appropriate committee to coordinate such wind-down. [***], if Exicure elects to continue to Exploit any Licensed Products in such Program, then, Exicure will not be required to wind down its efforts under this Agreement with respect to such Program.

(iii)Confidential Information and Materials. Each Party will [***] return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information and Materials provided by or on behalf of such other Party hereunder that is in the possession or Control of such Party (or any of its Affiliates, sublicensees or subcontractors) (or if this Agreement is terminated with respect to such Program only but not in its entirety, all such Confidential Information and Materials of such other Party that solely relate to such Program), except that such Party will have the right to retain one (1) copy of intangible Confidential Information of such other Party for legal purposes and any Confidential Information of such other Party that forms part of a permanent electronic backup or archive system.

(b)Reversion. On a Program-by-Program basis, in the event of a termination of this Agreement in its entirety or with respect to such Program by Ipsen pursuant to Section 13.2, or by Exicure pursuant to Sections 13.3 or 13.4, after [***], the following will occur:

(i)Ipsen shall, and does hereby, grant to Exicure, [***], a worldwide, perpetual, exclusive license, with the right to grant sublicenses through multiple tiers, under the Ipsen Reversion IP for the sole purpose of Researching, Developing, Manufacturing or Commercializing the Reversion SNAs or Reversion Products in such Program in the Territory. The license agreement will include consideration, including without limitation milestone and royalty payments, [***]. In the event that the Parties are unable to agree upon [***] within [***] following the date of termination of this Agreement, either Party may require that all remaining unresolved issues with respect to such terms (the “Reversion Disputes”) be resolved in accordance with Sections 14.1(a) and 14.1(c), it being understood that [***], the licenses, assignments and any obligations of Ipsen related thereto under this Section 13.5(b) shall not take effect;

(ii)Ipsen shall, and does hereby, grant to Exicure a fully paid-up, royalty-free, worldwide, transferable, sublicensable (through multiple tiers), perpetual, and irrevocable license under trademarks Controlled by Ipsen or its Affiliates and [***] for the purpose of Commercializing the Reversion SNAs and the Reversion Products;

(iii)Ipsen shall, and does hereby, assign to Exicure any Regulatory Materials and Regulatory Approvals that are Controlled by Ipsen or its Affiliates or Sublicensees that are solely related to the Licensed SNAs or Licensed Products in such Program (and shall take all actions necessary or desirable to vest in Exicure such Regulatory Materials and Regulatory Approvals); provided if any such Licensed SNA or Licensed Product is a Combination Product, then any corresponding Regulatory Materials or Regulatory Approvals shall be limited to the Licensed SNA for such Licensed Product;

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
provided, further that to the extent such assignment is delayed or is not permitted by the applicable Regulatory Authority, Ipsen shall permit Exicure to cross-reference and rely upon any Regulatory Materials and Regulatory Approvals filed by Ipsen or its Affiliates or Sublicensees with respect to any such Licensed SNAs or Licensed Products. Ipsen will [***] transfer, or will cause its Affiliates and Sublicensees to transfer, ownership of all such assigned Regulatory Materials and Regulatory Approvals to Exicure, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Exicure) notifying such Regulatory Authority of the transfer of such ownership of each of such Regulatory Materials and Regulatory Approvals;

(iv)Ipsen shall, and does hereby, grant to Exicure a non-exclusive right of reference (A) under Regulatory Materials and Regulatory Approvals that are Controlled by Ipsen or its Affiliates or Sublicensees, that are not solely related to the Licensed SNAs or Licensed Products, or (B) with respect to CMC and clinical safety results sections of the Regulatory Materials and Regulatory Approvals that are Controlled by Ipsen or its Affiliates or Sublicensees, in each case of (A) and (B) [***];

(v)[***], at Exicure’s written request, Ipsen will and hereby does, and will cause its Affiliates and its Sublicensees to, transfer control of all Clinical Trials involving any Licensed SNAs or Licensed Products in such Program, which Clinical Trials are being conducted by or on behalf of Ipsen, its Affiliate or a Sublicensee [***], to Exicure or its Affiliates or a Third Party that is designated in writing by Exicure. Either in connection with such transfer or separately, at Exicure’s written request, Ipsen shall, and does hereby, assign to Exicure all clinical synopses, protocols, operation analyses and plans and any and all other documents and Information in connection with such Clinical Trials that are Controlled by Ipsen or its Affiliates or Sublicensees, and will [***] transfer, or will cause its Affiliates and Sublicensees to transfer, ownership of all such assigned documents and Information to Exicure. Ipsen will continue to conduct such Clinical Trials, [***], [***]; provided that Exicure will not have any obligation to continue any Clinical Trial [***]. Exicure will pay [***];

(vi)Exicure will have the right, [***], to purchase from Ipsen any or all of the inventory of the Licensed SNAs or Licensed Products in such Program and, in each case held by Ipsen or its Affiliates [***];

(vii)at Exicure’s written request, Ipsen will continue [***] Manufacture or cause to be Manufactured and to supply or cause to be supplied to Exicure such quantities of Licensed SNAs or Licensed Products in such Program (in bulk drug substance, bulk drug product, or finished drug product form, in each case to the extent Ipsen Manufactures or has Manufactured such form(s) at the time of termination) as Exicure indicates in written forecasts and orders therefor from time to time [***], [***]. Exicure acknowledges and agrees that [***] will be subject to [***]; and

(viii)Ipsen will, and will cause its Affiliates and Sublicensees to, provide any other assistance or take any other actions, [***], as necessary to transfer to Exicure the Exploitation of the Licensed SNAs or Licensed Products in such Program, and will execute all documents [***] in order to give effect to this Section 13.5(b); provided that to the extent that [***], Exicure’s licenses and rights will be subject to Exicure’s performance of all obligations under [***].

The Parties agree to negotiate [***] a written agreement (the “Transition Agreement”) that will memorialize [***]. In the event that the Parties cannot reach agreement on [***] within [***] after the date of termination, either Party may require that the matter (the “Transition Dispute”) be resolved pursuant to Section 14.1(c). Notwithstanding the previous sentence, the provisions of this Section 13.5(b) will have effect regardless of whether the Transition Agreement is entered into by the Parties.

(c)Termination by Ipsen Due to Material Breach. Notwithstanding the termination of this Agreement or with respect to a Program by Ipsen pursuant to Section 13.3(a), upon such termination, at Ipsen’s election, (i) if such termination occurs during the Second R&D Term or Second Option Period for such Program, Ipsen shall immediately have the right to exercise the Second Option for such Program, and (ii) in the event Ipsen has, by the time the termination becomes effective or pursuant to the preceding

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
clause (i), exercised the Option for such Program, the license granted to Ipsen under Section 7.1(a) for such Program will become exclusive, perpetual, and irrevocable, and the license granted to Ipsen under Section 7.1(b) for such Program will become non-exclusive, perpetual, and irrevocable. In the event Ipsen makes the election pursuant to the immediately preceding sentence, (x) Ipsen’s payment obligations under Article 8 shall survive the termination but shall automatically be reduced by [***] percent ([***]), (y) [***], and (z) Ipsen would fully and forever release and discharge Exicure and its Affiliates, from any and all claims, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, known or unknown, past, present or future, or otherwise, arising out of or relating to such uncured material breach.

(d)Conduct During Termination Notice Period. Following any notice of termination permitted under this Article 13, other than [***], during any applicable termination notice period, (i) each Party will continue to perform all of its obligations under this Agreement then in effect in accordance with the terms and conditions of this Agreement; and (ii) neither Party will make any statement to any Person, whether written, verbal, electronic or otherwise, that disparages any Licensed SNA or Licensed Product, the work performed by either Party under this Agreement, or the other Party.

(e)Termination by Ipsen [***]. In the event Ipsen terminates this Agreement with respect to a Program under Section 13.2 [***], Exicure may [***] elect to continue Research and Development activities directed towards achievement of such Development milestone event. If such Development milestone event is achieved [***], Ipsen shall pay [***]. Exicure will notify Ipsen regarding whether it intends to continue pursuing the Development milestone event (1) in Section 8.3, and provide Ipsen with [***] estimate of the date it expects such Development milestone event to be achieved.

13.6Other Remedies. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise [***], any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

13.7Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Exicure and Ipsen are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the Bankruptcy Code, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be [***] delivered to it (a) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, [***]. The Parties acknowledge and agree that of the milestones and royalties to be paid pursuant to Article 8, only the royalties contained in Section 8.5 will constitute royalties within the meaning of Bankruptcy Code § 365(n) with respect to the licenses of intellectual property hereunder.

13.8Survival. Termination or expiration of this Agreement will not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Notwithstanding anything to the contrary, the following provisions will survive and apply after expiration or termination of this Agreement in its entirety or with respect to a Program, as the case may be: Sections 7.3(b), 8.6, 9.1, 9.4(b), 9.5, 10.3, 13.1, 13.5, 13.6, 13.7 and this 13.8 and Articles 1, 11, 12, 14 and
15. In addition, the other applicable provisions of Article 8 will survive such expiration or termination of this Agreement in its entirety or with respect to a Program to the extent required to make final reimbursements, reconciliations or other payments incurred or accrued prior to the date of termination or expiration. For any surviving provisions requiring action or decision by the JSC or an Executive Officer,

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
each Party will be responsible for all actions or decisions of such Party. All provisions not surviving in accordance with the foregoing will terminate upon expiration or termination of this Agreement and be of no further force and effect.

ARTICLE 14

DISPUTE RESOLUTION

14.1Dispute Resolution.

(a)In the event of any dispute between the Parties under, arising out of, or otherwise in connection with, this Agreement (each, a “Dispute”), the Parties will first attempt [***] to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***], either Party may refer the matter to the Parties’ Executive Officers for attempted resolution, whereupon the Parties’ Executive Officers will meet in person if requested by either such Executive Officers and attempt [***] to resolve such Dispute by negotiation and consultation for a [***] period following such referral. If the Executive Officers do not resolve such Dispute within such [***] period, either Party may commence arbitration pursuant to Section 14.1(b) or Section 14.1(c), as applicable, with respect to the subject matter of the Dispute and with respect to any other claims it may have, and thereafter neither Party shall have any further obligation under this Section 14.1(a). Any Dispute concerning the propriety of the commencement of the arbitration or the applicability of this Agreement to arbitrate shall be finally settled by the arbitral tribunal.

(b)General Arbitration. Subject to Section 14.1(a), all Disputes, including with respect to existence, validity, interpretation, performance, breach or termination of this Agreement, [***], Disputes over matters set forth in Sections 4.2(b)(iii), 4.2(b)(iv), 4.2(b)(v), or 8.5(c)(i), Reversion Disputes and Transition Disputes, shall be submitted to and finally resolved by arbitration administered by the International Court of Arbitration of the International Chamber of Commerce (“ICC”) under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”). The seat of arbitration shall be Boston, Massachusetts. The language of the arbitration shall be English.

(i)The arbitration shall be conducted by a tribunal of three (3) arbitrators. Each Party shall nominate one (1) arbitrator, and the two (2) Party-nominated arbitrators shall jointly nominate, within [***] of the second arbitrator’s appointment, the third (3rd) arbitrator who shall serve as the presiding arbitrator and shall be of neutral nationality. Each arbitrator must have significant business or legal experience in the pharmaceutical business. An arbitrator shall be deemed to meet this qualification [***]. Discovery of information and evidence that is or might be relevant to the claims, defenses, and issues in the Dispute, including by means of discovery in the form of requests for documents (including electronically stored information), may be allowed, but only for good cause shown. After conducting any hearing and taking any evidence deemed appropriate for consideration, the arbitrators shall render their award within [***] of the final arbitration hearing or the final post-hearing submissions [***]. The arbitral tribunal shall not have the power to award damages excluded pursuant to Section 11.4, and any arbitral ward that purports to award such damages is expressly prohibited.

(ii)The arbitral award shall be final and binding, and the Parties undertake to carry out the award without delay. Judgement on the award so rendered may be entered in any court of competent jurisdiction. Notwithstanding any provision in the Rules, (x) the arbitral tribunal shall not be empowered to allocate, assess, or award costs or fees (whether at the conclusion of the proceedings or at any other time); each Party shall bear [***], and (y) each Party shall bear [***]. The existence and content of the arbitral proceedings and any rulings or awards shall be kept confidential by the Parties and members of the arbitral tribunal except (A) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (B) with the consent of both Parties, (C) where needed for the preparation or presentation of a claim or defense in this arbitration, (D) where such

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
information is already in the public domain other than [***], or (E) by order of the arbitral tribunal upon application of a Party.

(c)Baseball Arbitration. Subject to Section 14.1(a), any Disputes over any amounts [***], disputes over matters set forth in Sections 4.2(b)(iii), 4.2(b)(iv), 4.2(b)(v), or 8.5(c)(i), Reversion Disputes and Transition Disputes shall be submitted to and finally resolved by the following provisions in this Section 14.1(c) (the “baseball-style” arbitration). The Parties shall [***] designate in writing a single mutually acceptable arbitrator experienced in the licensing, development, and commercialization of pharmaceutical products, who is independent of each Party (i.e., not a current or former employee, consultant, officer, or director or current stockholder of either Party or their respective Affiliates and who does not otherwise have any current or previous business relationship with either Party or their respective Affiliates). If the Parties cannot agree on an arbitrator within [***] after referral of such matter, the arbitrator shall be selected in accordance with the Rules. The arbitration shall be conducted in accordance with the Rules to the extent consistent with this Section 14.1(c). Within [***] of the arbitrator’s appointment, each Party shall prepare and deliver to both the arbitrator and the other Party its last, best offer for the applicable unresolved terms and a memorandum in support thereof. The Parties shall also provide the arbitrator with a copy of the relevant provisions of this Agreement. Each Party may submit to the arbitrator (with a copy to the other Party) a rebuttal to the other Party’s support memorandum and will at such time have the opportunity to amend its last such offer based on any new information contained in the other Party’s support memorandum. Within [***] after the arbitrator’s appointment, the arbitrator will select from the two (2) proposals provided by the Parties the proposal such arbitrator believes is the most consistent with the intent of the Parties when this Agreement was entered into; provided, however, the arbitrator may not select any compromise or combination of the two (2) proposals and may not alter the terms of this Agreement. The decision of the arbitrator shall be final and binding on the Parties. The foregoing “baseball-style” arbitration shall be the exclusive remedy of either Party if the Parties cannot agree on any Disputes over any amounts [***], disputes over matters set forth in Sections 4.2(b)(iii), 4.2(b)(iv), 4.2(b)(v), or 8.5(c)(i), Reversion Disputes and Transition Disputes.

(d)During the pendency of any Dispute initiated before the end of any applicable Cure Period, (i) this Agreement will remain in full force and effect, (ii) the provisions of this Agreement relating to termination for material breach will not be effective, (iii) the time periods for cure under Section 13.3(a) or Section 13.3(b) as to any termination notice given prior to the initiation of the proceeding will be tolled, and (iv) neither Party will issue a notice of termination pursuant to this Agreement based on the subject matter of the arbitration (and no effect will be given to previously issued termination notices) [***].

14.2Injunctive Relief; Remedy for Breach of Exclusivity. Nothing in this Article 14 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration. Therefore, in addition to its rights and remedies otherwise available at law, including the recovery of damages for breach of this Agreement, upon an adequate showing of material breach, and without further proof of irreparable harm other than this acknowledgement, the Non-Breaching Party will [***].

14.3Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or trademark relating to a Licensed SNA or Licensed Product will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country or other jurisdiction in which such Patent or trademark rights were granted or arose.

ARTICLE 15

MISCELLANEOUS

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION
15.1Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties [***] with respect to the subject matter hereof. In the event of any inconsistency between any plan hereunder (including any R&D Term Plan) and this Agreement, the terms of this Agreement will prevail. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing specifically referencing this Agreement and signed by an authorized officer of each Party.

15.2Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by force majeure and the nonperforming Party [***] provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party [***] remove the condition; provided, however, that if the condition constituting force majeure continues for more than [***] consecutive days, the other Party will have the option to terminate this Agreement immediately upon written notice. For purposes of this Agreement, force majeure will mean conditions [***], including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, pandemic, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be [***] expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder because of a force majeure affecting such Party, [***].

15.3Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and will be deemed to have been given for all purposes (a) when received, if hand- delivered or sent by a reputable international expedited delivery service, or (b) [***] after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 15.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Exicure:    Exicure, Inc.
2430 N. Halsted Street Chicago, IL 60614 United States
Attn: [***]

With a copy to (which will not constitute notice):
Goodwin Procter LLP 100 Northern Avenue
Boston, Massachusetts 02210 United States
Attention: Kingsley L. Taft, Esq./Can Cui, Esq.

If to Ipsen:    Ipsen Biopharm Limited c/o Ipsen Pharma SAS 65 quai Georges Gorse
92100 Boulogne-Billancourt France
Attn: [***]

[***] - Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) because it is both (i) not material to investors and (ii) information that the Company treats as private or confidential.

EXECUTION VERSION

With a copy to (which will not constitute notice):
Faber Daeufer & Itrato PC 890 Winter Street, Suite 315
Waltham, MA 02451 Attn: Mark J. Cooper, Esq.

15.4No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

15.5Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. The term “or” means “and/or” hereunder. The terms “will” and “shall” are used interchangeably hereunder. All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 3.2” would be part of “Section 3”, and references to “Section 3.2” would also refer to material contained in the subsection described as “Section 3.2(a)”). Unless otherwise stated, dollar amounts set forth in this Agreement are U.S. dollars.

15.6Assignment. Neither Party may assign or transfer (whether by operation of Applicable Law or otherwise) this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that either Party may make such an assignment without the other Party’s consent to an Affiliate of such Party or to a successor to substantially all of the business to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. Any permitted successor or assignee of rights or obligations hereunder will expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). Any permitted assignment will be binding on and inure to the benefit of the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of [***] will be null, void and of no legal effect.

15.7Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.8Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.9Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will [***] replace any invalid or unenforceable provision with a

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EXECUTION VERSION
valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

15.10Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective [***]. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

15.11Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.

15.12English Language. This Agreement will be written and executed in, and all other communications under or in connection with this Agreement, will be in the English language. Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will control.

15.13Counterparts. This Agreement may be executed in one (1) or more counterparts, by facsimile, pdf or another electronic format, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

15.14Choice of Law. This Agreement will be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions. Notwithstanding any other provision in this Agreement, the Parties expressly reject the application to this Agreement, all transactions and activities contemplated hereby, and all Disputes of (a) the United Nations Convention on Contracts for the International Sale Of Goods, and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, concluded at Vienna, Austria on April 11, 1980.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

EXICURE, INC.

By:	/s/ David Giljohann
Name:	David Giljohann
Title:	Chief Executive Officer

Signature Page to Collaboration, Option and License Agreement
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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

IPSEN BIOPHARM LIMITED

By:	/s/ Asad Ali
Name:	Asad Ali
Title:	Director

Signature Page to Collaboration, Option and License Agreement
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EXHIBIT A

BACKGROUND AND OUTLINE FOR THE HD PROGRAM

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EXHIBIT A1

FIRST R&D TERM PLAN FOR THE HD PROGRAM

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EXHIBIT A2

INITIAL VERSION OF THE SECOND R&D TERM PLAN FOR THE HD PROGRAM

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EXHIBIT B

BACKGROUND AND OUTLINE FOR THE A-S PROGRAM

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EXHIBIT B1

FIRST R&D TERM PLAN FOR THE A-S PROGRAM

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EXHIBIT B2

INITIAL VERSION OF THE SECOND R&D TERM PLAN FOR THE A-S PROGRAM

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EXHIBIT C PRESS RELEASE
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Disclaimer: Intended for international media and investor audiences only

Ipsen and Exicure enter into exclusive collaboration targeting rare neurodegenerative disorders
•Ipsen obtains exclusive options to Spherical Nucleic Acids (SNAsTM) currently under discovery evaluation for Huntington’s disease and Angelman syndrome

•Exicure will be responsible for discovery and certain pre-clinical development activities. In the event Ipsen exercises its option to the two programs, Ipsen will be responsible for further development and worldwide commercialization

•Exicure will receive a $20m upfront payment and is eligible to receive up to $1B in option exercise fees and milestone payments should Ipsen opt into both programs, as well as tiered royalties

Paris (France), and Chicago, IL, Cambridge, MA (USA) Monday 2 August 2021 – Ipsen (Euronext: IPN; ADR: IPSEY) and Exicure Inc. (NASDAQ: XCUR) have signed an exclusive collaboration agreement to research, develop, and commercialize novel Spherical Nucleic Acids (SNAs) as potential investigational treatments for Huntington’s disease and Angelman syndrome.

Oligonucleotides are synthetic structures of nucleic acids that can be used to modulate gene expression via a range of processes, including gene activation, inhibition, and splice-modulation. These molecules have demonstrated potential in many different therapeutic areas.1 Achieving efficient oligonucleotide delivery to target organs and tissues, including the brain, remains a major limitation to their use.1,2 Exicure’s SNAs provide distinct chemical and biochemical properties to oligonucleotides. In preclinical models, SNAs have been shown to enhance the cell penetration, biodistribution and organ persistence properties of oligonucleotides,3,4 which may potentially enhance drug delivery to previously inaccessible target tissues, including deep brain regions.5,6

Philippe Lopes-Fernandes, Chief Business Officer at Ipsen, said “Neuroscience is deeply rooted within Ipsen as a key strategic driver for our business. We are pleased to partner with Exicure to progress development of investigational treatment options for Huntington’s disease and Angelman syndrome, two areas of significant unmet need. This collaboration marks an important step in maximizing the potential of this novel technology, bringing together the expertise of Exicure and the robust heritage of Ipsen in neuroscience. With this new collaboration we will deepen our commitment to people living with neurological conditions around the world.”

“We are thrilled to partner with Ipsen, a leading global company with significant expertise and commitment to developing treatments for patients with rare neurological diseases,” said David Giljohann, Ph.D., Chief Executive Officer, Exicure, Inc. “In collaboration with Ipsen, we have the opportunity to apply our technology to Huntington's disease and Angelman syndrome, both indications requiring deep brain penetration and technological advances to reach previously hard-to-drug targets. We believe our platform technology with its deep penetration and persistence of medicinal effect will allow Exicure and Ipsen to overcome challenges from first-generation oligonucleotides and bring new medicines to patients in need."

Under the agreement, Ipsen will receive exclusive options to license SNA-based therapeutics arising from two collaboration programs for Huntington’s disease and Angelman syndrome. Ipsen will pay Exicure a cash upfront payment of $20m upon closing and Exicure will be responsible for discovery and certain pre-clinical development activities. In the event Ipsen exercises its option, Ipsen will be responsible for further development and commercialization of the licensed products. Exicure will receive a $20m upfront payment and is eligible to receive up to $1B in option exercise fees and milestone payments should Ipsen opt into both programs, as well as tiered royalties.

ENDS

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Disclaimer: Intended for international media and investor audiences only
Huntington’s disease
Huntington’s disease (HD) is a progressive, fatal neurodegenerative disorder and the most common monogenic neurological disorder in the developed world, affecting about 40,000 individuals in the US.7 HD is caused by an expanded CAG trinucleotide repetition in the huntingtin (HTT) gene in chromosome 4. HD is characterized by involuntary movements, psychiatric disorders, cognitive deterioration, and early mortality, with death often occurring within 10 to 20 years after motor symptoms appear. Mean age of onset of motor symptoms is around 40 years of age, with longer CAG repeats causing earlier disease onset. 8 There is currently no approved therapy to address the underlying molecular cause of HD to slow or stop disease progression.9

Angelman syndrome
Angelman syndrome (AS) is a severe neurodevelopmental disorder. The prevalence of Angelman syndrome is estimated to be 1 in 12,000-20,000 people in the general population.10 The disorder is characterized by severe intellectual deficit, speech impairment, epilepsy, ataxic movements and behavioral abnormalities. AS results from loss of function of the maternally inherited copy of the ubiquitin-protein ligase E3A (UBE3A) gene on chromosome
15.11 Disruption of UBE3A function in neurons prevents synapse formation and remodeling, leading to significant neurodevelopmental disability. There is currently no approved disease-modifying therapy for AS and standard- of-care treatment is supportive, such as medications for seizures and behavioral abnormalities.12

Ipsen
Ipsen is a global, mid-sized biopharmaceutical company focused on transformative medicines in Oncology, Rare Disease and Neuroscience; it also has a well-established Consumer Healthcare business. With Total Sales of over €2.5bn in FY 2020, Ipsen sells more than 20 medicines in over 115 countries, with a direct commercial presence in more than 30 countries. The Company’s research and development efforts are focused on its innovative and differentiated technological platforms located in the heart of leading biotechnological and life- science hubs: Paris-Saclay, France; Oxford, U.K.; Cambridge, U.S.; Shanghai, China. Ipsen has c.5,700 colleagues worldwide and is listed in Paris (Euronext: IPN) and in the U.S. through a Sponsored Level I American Depositary Receipt program (ADR: IPSEY). For more information, visit ipsen.com.

Exicure, Inc.
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases, and other genetic disorders based on its proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN a lipid-nanoparticle SNA–based therapeutic candidate, for the intrathecal treatment of Friedreich’s ataxia (FA). Exicure’s therapeutic candidate cavrotolimod (AST-008) is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and in Cambridge, MA.

Ipsen contacts
Investors
Craig Marks Vice President, Investor Relations +44 7584 349 193	Adrien Dupin de Saint-Cyr Investor Relations Manager +33 6 64 26 17 49
Media
Jess Smith Senior Director, Global Communications, R&D and Business Development +44 7557 267 634

Exicure contact
Karen Sharma
+1 781-235-3060
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Ipsen’s forward-looking statements
The forward-looking statements, objectives and targets contained herein are based on Ipsen’s management strategy, current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein. All of the above risks could affect Ipsen’s future ability to achieve its financial targets, which were set assuming reasonable macroeconomic conditions based on the information available today. Use of the words ‘believes’, ‘anticipates’ and ‘expects’ and similar expressions are intended to identify forward-looking statements, including Ipsen’s expectations regarding future events, including regulatory filings and determinations. Moreover, the targets described in this document were prepared without taking into account external growth assumptions and potential future acquisitions, which may alter these parameters. These objectives are based on data and assumptions regarded as reasonable by Ipsen. These targets depend on conditions or facts likely to happen in the future, and not exclusively on historical data. Actual results may depart significantly from these targets given the occurrence of certain risks and uncertainties, notably the fact that a promising product in early development phase or clinical trial may end up never being launched on the market or reaching its commercial targets, notably for regulatory or competition reasons. Ipsen must face or might face competition from generic products that might translate into a loss of market share. Furthermore, the Research and Development process involves several stages each of which involves the substantial risk that Ipsen may fail to achieve its objectives and be forced to abandon its efforts with regards to a product in which it has invested significant sums. Therefore, Ipsen cannot be certain that favorable results obtained during pre-clinical trials will be confirmed subsequently during clinical trials, or that the results of clinical trials will be sufficient to demonstrate the safe and effective nature of the product concerned. There can be no guarantees a product will receive the necessary regulatory approvals or that the product will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Other risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Ipsen's ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Ipsen’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Ipsen also depends on third parties to develop and market some of its products which could potentially generate substantial royalties; these partners could behave in such ways which could cause damage to Ipsen’s activities and financial results. Ipsen cannot be certain that its partners will fulfil their obligations. It might be unable to obtain any benefit from those agreements. A default by any of Ipsen’s partners could generate lower revenues than expected. Such situations could have a negative impact on Ipsen’s business, financial position or performance. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based, unless so required by applicable law. Ipsen’s business is subject to the risk factors outlined in its registration documents filed with the French Autorité des Marchés Financiers. The risks and uncertainties set out are not exhaustive and the reader is advised to refer to Ipsen’s 2020 Registration Document, available on ipsen.com.

Exicure’s forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the company’s exclusive collaboration with Ipsen; the ability of SNAs to potentially enhance drug delivery to previously inaccessible target tissues and other benefits of SNAs including as potential treatment options for Huntington’s disease and Angelman syndrome; the ability of the company’s technology to overcome challenges from first-generation oligonucleotides and bring new drugs to patients in need; the ability of the company to realize contingent milestone payments and royalties under the collaboration agreement with Ipsen; and the advancement, timing and success of the company’s preclinical and clinical programs. The forward-looking statements in this press release speak only as of the date of this press release, and the company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the company’s capital resources; the company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost

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Disclaimer: Intended for international media and investor audiences only effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; the ability of the company to collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; and the ability of the company to protect its intellectual property rights. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the company undertakes no duty to update this information, except as required by law.

References
1 Roberts TC, Langer R, Wood MJA. Advances in oligonucleotide drug delivery. Nature Reviews Drug Discovery 2020;19:673–694. Available here: https://www.nature.com/articles/s41573-020-0075-7
2 Crawford L, Rosch J, Putnam D. Concepts, technologies, and practices for drug delivery past the blood–brain barrier to the central nervous system. Journal of Controlled Release. 2016;240: 251-266. Available here: https://www.sciencedirect.com/science/article/pii/S0168365915302923?via%3Dihub#bb0020
3 https://investors.exicuretx.com/news/news-details/2019/Exicure-Announces-Preclinical-Data-Supporting- Development-of-SNA-Technology-in-the-Central-Nervous-System/default.aspx
4 https://s1.q4cdn.com/907903764/files/doc_news/archive/b984683d-76f4-4759-9add-d2c65150ebb6.pdf
5 Rosi NL, Giljohann DA, Thaxton S, et al. Oligonucleotide-modified gold nanoparticles for intracellular gene regulation. Science 2006;312(5776):1027–1030. Available here: https://science.sciencemag.org/content/312/5776/1027?ijkey=8fbfd37b2763498a2658cc0dfaa5dc15df0e81a0& keytype2=tf_ipsecsha
6 https://www.news-medical.net/life-sciences/What-is-an-Oligonucleotide.aspx
7 Yohrling et al., Huntington Study Group 2019 Annual Meeting
8 Bates et al., Nature Reviews Disease Primers, 2015
9 Tabrizi et al., Nature Reviews Neurology, 2020 Available here: https://www.nature.com/articles/s41582-020- 0389-4?proof=t
10 NORD. https://rarediseases.org/rare-diseases/angelman-syndrome/
11 Buiting et al., Nature Reviews Neurology, 2016; US Census Data
12 NIH, National Institute of Neurological Disorders and Stroke, accessed on July 27, 2021 Available here: https://www.ninds.nih.gov/Disorders/All-Disorders/Angelman-Syndrome-Information-Page

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SCHEDULE 7.6(a)(i)

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SCHEDULE 7.6(a)(ii)

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SCHEDULE 8.5(d)

Wire Instructions for Upfront Payment

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SCHEDULE 10.2(f)

Exicure’s agreements with the following service vendors:

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